Exhibit 10.4

LIMITED CONSENT AND AMENDMENT TO ABL CREDIT AGREEMENT

This LIMITED CONSENT AND AMENDMENT TO ABL CREDIT AGREEMENT, dated as of January 5, 2023 (this “Amendment”), by and among Pyxus Holdings, Inc., a Virginia corporation, as borrower agent (the “Borrower Agent”), Alliance One International, LLC, a North Carolina limited liability company, Alliance One North America, LLC, a North Carolina limited liability company, and Alliance One Specialty Products, LLC, a North Carolina limited liability company (collectively, with Borrower Agent, the “Borrowers” and each a “Borrower”), Pyxus International, Inc., a Virginia corporation (“Pyxus Topco”), Pyxus Parent, Inc., a Virginia corporation (“Pyxus Parent”), the Lenders party hereto from time to time and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders;

WHEREAS, reference is hereby made to the ABL Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), dated as of February 8, 2022, among the Borrowers, Pyxus Topco, Pyxus Parent, the Administrative Agent, the Collateral Agent and each Lender from time to time party thereto;

WHEREAS, the Borrower Agent desires to conduct an exchange offer (the “Exchange”) of (i) the Borrower Agent’s Existing Exit Notes for New Notes, substantially on the terms and conditions set forth in that certain Offering Memorandum and Consent Solicitation Statement, dated as of January 5, 2023 (the “Offering Memorandum”); (ii) the Borrower Agent’s Existing Exit Term Loans for New Term Loans, substantially on the terms and conditions set forth in that certain Term Sheet, delivered to the Administrative Agent on January 4, 2023 (the “Term Sheet”); and (iii) the term loans issued under the Intabex Term Loan Facility for New Term Loans, substantially as set forth in the Term Sheet.

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Borrowers have requested that (a) the Credit Agreement be amended as set forth herein, and (b) the Lenders have agreed to amend the Credit Agreement and consent to the Exchange, subject to the terms set forth herein; and

WHEREAS, this Amendment includes amendments to the Credit Agreement that are subject to approval of the Required Lenders, and that, in each case, will become effective on the Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Amended Credit Agreement. This Amendment is a “Loan Document” as defined in the Amended Credit Agreement.

Section 2.    Amendments to the Credit Agreement. Effective as of the Amendment Effective Date, in accordance with Section 13.12 of the Credit Agreement, the Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

Section 3.    Limited Consent.

(a)    The Lenders hereby agree to consent to (i) the consummation of the Exchange in accordance with the Offering Memorandum and the Term Sheet to the extent the aggregate principal amount of Indebtedness outstanding under the Exit Term Loan Credit Agreement and Exit Notes Indenture after giving effect to the consummation of the Exchange constitutes Permitted Exit Financing Indebtedness, and (ii) the entry by the Borrower Agent, the guarantors party thereto and the Administrative Agent into the Amended and Restated ABL/Term Loan/Notes Intercreditor Agreement, substantially in the form attached hereto as Exhibit B (the “Intercreditor Amendment”).

(b)    The foregoing consents shall be effective only as to the Exchange and the documentation related thereto. This consent shall not be deemed a consent to the breach by Borrowers of other covenants or agreements contained in the Amended Credit Agreement or any Loan Document with respect to any other transaction or matter except as expressly set forth herein. Borrowers agree that the consent set forth in the preceding paragraph shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to or any waiver or modification of any other term or condition of the Amended Credit Agreement or any Loan Document, or (ii) to prejudice any right or remedy that the Administrative Agent, Collateral Agent or Lenders may now have or may in the future have under or in connection with the Amended Credit Agreement or any Loan Document other than with respect to the Exchange and the documentation related thereto. This consent shall not be construed as establishing a course of conduct on the part of the Administrative Agent, Collateral Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 4.    Representations Correct. By its execution of this Amendment, each Loan Party hereto hereby represents and warrants, as of the date hereof, that:

(a)    Each of the representations and warranties made by any Loan Party set forth in Article 8 of the Credit Agreement or in any other Loan Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set in any such representation or warranty);

(b)    Each Loan Party has the requisite organizational and constitutional power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by it of this Amendment. Each Loan Party has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights, and (ii) equitable principles (regardless of whether enforcement is sought in equity or at law); and

(c)    No Default or Event of Default has occurred and is continuing or will exist immediately after giving effect to this Amendment.

Section 5.    Effectiveness; Notice. This Amendment shall become effective (the date of such effectiveness, the “Amendment Effective Date”) upon the satisfaction (or waiver by Lenders constituting the Required Lenders) of the following conditions precedent:

(a)    The Borrowers, Pyxus Topco, Pyxus Parent, the Administrative Agent and Lenders constituting the Required Lenders shall have signed a counterpart of this Amendment (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent;

(b)    The Borrowers shall have delivered to the Administrative Agent true and correct copies of the Offering Memorandum and the Term Sheet;

(c)    The Borrowers shall have delivered to the Administrative Agent a copy of the fully executed Intercreditor and Collateral Agency Agreement, substantially in the form exhibited to the Offering Memorandum;

(d)    The Borrowers shall have delivered (by electronic transmission or otherwise) to the Administrative Agent a copy of the Intercreditor Amendment, in form and substance reasonably satisfactory to the Administrative Agent, executed by all requisite parties.

(e)    The Exchange shall have been consummated;

(f)    The Exit Notes Documents and Exit Term Loan Documents shall permit extensions of credit under the Amended Credit Agreement in a minimum amount equal to the greater of $90,000,000 and the commitments from time to time under the Amended Credit Agreement; and

(g)    The Borrowers shall have paid to Blank Rome LLP all accrued and outstanding fees and expenses required to be paid by the Borrowers on the Amendment Effective Date pursuant to the Amended Credit Agreement, as set forth in an invoice provided to the Borrowers prior to the date hereof.

Section 6.    Reaffirmation. Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendments to the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents in the collateral described therein (including, without limitation, the Collateral) shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents. Each Guarantor reaffirms and agrees that its guarantee of the obligations of the Loan Parties under the Credit Agreement and the Loan Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Each Loan Party hereby confirms that all amounts due and owing pursuant to the Credit Agreement or the Amended Credit Agreement are not subject to any defense or to reduction by way of setoff, counterclaim or otherwise.

Section 7.    Entire Agreement. This Amendment, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Loan Document. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

Section 8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 13.08 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 9.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

Section 11.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 12.    Successors. All agreements of each of the parties hereto shall bind its successors and assigns, except as otherwise provided in the Credit Agreement.

Section 13.    Direction. The Lenders party hereto, constituting the Required Lenders, by consenting to this Amendment, authorize and direct the Collateral Agent and Administrative Agent, as applicable, to execute and deliver (i) this Amendment and (ii) the Intercreditor Amendment, to be dated as of the Amendment Effective Date.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

PYXUS HOLDINGS, INC., as Borrower Agent

By:	/s/ Tomas Grigera
	Name:	Tomas Grigera
	Title:	Authorized Signatory

ALLIANCE ONE INTERNATIONAL, LLC,
as Borrower

By:	/s/ Tomas Grigera
	Name:	Tomas Grigera
	Title:	Authorized Signatory

ALLIANCE ONE NORTH AMERICA, LLC,
as Borrower

By:	/s/ Tomas Grigera
	Name:	Tomas Grigera
	Title:	Authorized Signatory

ALLIANCE ONE SPECIALTY PRODUCTS, LLC,
as Borrower

By:	/s/ Tomas Grigera
	Name:	Tomas Grigera
	Title:	Authorized Signatory

PYXUS INTERNATIONAL, INC.,

By:	/s/ Tomas Grigera
	Name:	Tomas Grigera
	Title:	Authorized Signatory

[Limited Consent and Amendment to ABL Credit Agreement]

PYXUS PARENT, INC.

By:	/s/ Tomas Grigera
	Name:	Tomas Grigera
	Title:	Authorized Signatory

[Limited Consent and Amendment to ABL Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent, Collateral Agent and Lender

By:	/s/ Mark A. Bradford
	Name:	Mark A. Bradford
	Title:	Senior Vice President

[Limited Consent and Amendment to ABL Credit Agreement]

EXHIBIT A TO

AMENDMENT

Amendments to Credit Agreement

[Attached]

~~Execution Version~~Exhibit A

$100,000,000

ABL CREDIT AGREEMENT

dated as of

FEBRUARY 8, 2022

among

PYXUS HOLDINGS, INC.,

as Borrower Agent,

THE BORROWERS AND PARENT GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as ADMINISTRATIVE AGENT and COLLATERAL AGENT

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Terms Generally	~~59~~61
1.03	Timing of Payment or Performance	~~59~~61
1.04	LLC Division	~~60~~61
1.05	Administrative Agent Decision Making	~~60~~61

ARTICLE II AMOUNT AND TERMS OF CREDIT		~~60~~62

2.01	The Commitments	~~60~~62
2.02	Minimum Amount of Each Borrowing	~~60~~62
2.03	Notice of Borrowing	~~61~~62
2.04	Disbursement of Funds	~~62~~64
2.05	Notes	~~63~~65
2.06	Reserved	~~63~~65
2.07	Pro Rata Borrowings	~~64~~65
2.08	Interest	~~64~~65
2.09	Statement of Account	~~64~~66
2.10	Inability to Determine BSBY Rate, Illegality, etc	~~65~~66
2.11	Increased Costs	~~66~~67
2.12	Change of Lending Office	~~67~~68
2.13	Replacement of Lenders	~~67~~68
2.14	Defaulting Lenders	~~68~~69
2.15	Incremental Commitments	~~70~~71
2.16	Extension of Revolving Loan Commitments	~~71~~73
2.17	Benchmark Replacement Setting	~~73~~75

ARTICLE III LETTERS OF CREDIT		~~75~~77

3.01	Letters of Credit	~~75~~77
3.02	Maximum Letter of Credit Outstandings; Final Maturities	~~76~~78
3.03	Letter of Credit Requests; Minimum Stated Amount	~~77~~78
3.04	Letter of Credit Participations	~~77~~79
3.05	Agreement to Repay Letter of Credit Drawings	~~79~~81
3.06	Increased Costs	~~80~~82
3.07	Extended Revolving Loan Commitments	~~80~~82

ARTICLE IV UNUSED LINE FEE; FEES; REDUCTIONS OF COMMITMENT		~~81~~82

4.01	Fees	~~81~~82
4.02	Voluntary Termination of Unutilized Commitments	~~82~~83
4.03	Mandatory Reduction of Commitments	~~82~~84

ARTICLE V PREPAYMENTS; PAYMENTS; TAXES		~~82~~84

5.01	Voluntary Prepayments	~~82~~84
5.02	Mandatory Repayments; Cash Collateralization	~~83~~84
5.03	Method and Place of Payment	~~84~~86
5.04	Net Payments	~~86~~88

-i-

(continued)

Page

ARTICLE VI CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE CLOSING DATE		~~90~~91

6.01	Executed Counterparts	~~90~~91
6.02	Opinions of Counsel	~~90~~91
6.03	Representations and Warranties	~~90~~92
6.04	No Default	~~90~~92
6.05	Requirement of Law	~~90~~92
6.06	Officer’s Certificate	~~90~~92
6.07	Security Documents	~~90~~92
6.08	Exit Notes Documents	~~91~~92
6.09	Exit Term Loan Documents	~~91~~92
6.10	Closing Certificate	~~91~~93
6.11	Financial Statements	~~91~~93
6.12	Beneficial Ownership Regulation	~~91~~93
6.13	Fees etc	~~92~~93
6.14	Insurance	~~92~~93
6.15	Initial Borrowing Base Certificate; Excess Availability; etc	~~92~~94
6.16	Domestic Availability	~~92~~94
6.17	Payoff Letter	~~92~~94
6.18	No Material Adverse Effect	~~92~~94

ARTICLE VII CONDITIONS PRECEDENT TO ALL CREDIT EVENTS		~~92~~94

7.01	No Default; Representations and Warranties	~~92~~94
7.02	Notice of Borrowing; Letter of Credit Request	~~93~~94
7.03	Borrowing Base Limitations	~~93~~94

ARTICLE VIII REPRESENTATIONS, WARRANTIES AND AGREEMENTS		~~93~~95

8.01	Company Status	~~94~~95
8.02	Power and Authority	~~94~~96
8.03	No Violation	~~94~~96
8.04	Approvals	~~94~~96
8.05	Financial Statements; Financial Condition; Projections	~~95~~96
8.06	Material Adverse Effect	~~95~~97
8.07	Litigation	~~96~~98
8.08	True and Complete Disclosure	~~96~~98
8.09	Use of Proceeds; Margin Regulations	~~96~~98
8.10	Tax Returns and Payments	~~96~~98
8.11	Compliance with ERISA	~~97~~99
8.12	Security Documents	~~98~~99
8.13	Properties	~~99~~100
8.14	Subsidiaries	~~99~~100
8.15	Compliance with Laws	~~99~~101
8.16	Investment Company Act	~~99~~101
8.17	No Default	~~99~~101
8.18	Environmental Matters	~~99~~101

-ii-

(continued)

Page
8.19	Employment and Labor Relations	~~100~~102
8.20	Intellectual Property, etc	~~100~~102
8.21	Insurance	~~101~~102
8.22	Borrowing Base Calculation	~~101~~102
8.23	Anti-Terrorism Laws	~~101~~102
8.24	Anti-Corruption Laws	~~101~~103
8.25	Sanctions	~~102~~104
8.26	Material Contracts	~~102~~104
8.27	Certificate of Beneficial Ownership	~~102~~104
~~8.28~~	~~Intabex Term Loan Facility~~	~~103~~

ARTICLE IX AFFIRMATIVE COVENANTS		~~103~~104

9.01	Information Covenants	~~103~~104
9.02	Books, Records and Inspections; Annual Meetings	~~107~~109
9.03	Maintenance of Property; Insurance	~~108~~109
9.04	Existence; Franchises	~~109~~110
9.05	Compliance with Requirements of Law, etc	~~109~~111
9.06	Anti-Corruption Laws	~~109~~111
9.07	Sanctions	~~109~~111
9.08	Compliance with Environmental Laws	~~110~~111
9.09	ERISA Information Undertakings	~~110~~112
9.10	Performance of Obligations	~~111~~113
9.11	Payment of Taxes	~~111~~113
9.12	Designation of Restricted and Unrestricted Subsidiaries	~~112~~113
9.13	Additional Security; Further Assurances; etc	~~112~~114
9.14	[Reserved]	~~115~~116
9.15	Landlords’ Agreements, Bailee Letters and Real Estate Purchases	~~115~~116
9.16	Inventory	~~115~~116
9.17	Post-Closing Matters	~~115~~117

ARTICLE X NEGATIVE COVENANTS		~~115~~117

10.01	Restricted Payments	~~116~~117
10.02	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	~~120~~121
10.03	Incurrence of Indebtedness and Issuance of Preferred Stock	~~121~~123
10.04	Merger, Consolidation or Sale of Assets	~~125~~126
10.05	Transactions with Affiliates	~~126~~128
10.06	Liens	~~126~~128
10.07	Business Activities	~~126~~128
10.08	Asset Sales	~~127~~128
10.09	Use of Proceeds	~~128~~129
10.10	Financial Covenants	~~128~~129
10.11	Fiscal Year	~~128~~130
10.12	No Additional Deposit Accounts; etc	~~128~~130
10.13	Sanctions and Other Anti-Terrorism Laws	~~129~~130

-iii-

(continued)

Page
ARTICLE XI EVENTS OF DEFAULT		~~129~~131

11.01	Payments	~~129~~131
11.02	Representations, etc	~~129~~131
11.03	Covenants	~~129~~131
11.04	Default under Other Agreements	~~129~~131
11.05	Bankruptcy, etc	~~130~~131
11.06	ERISA	~~130~~132
11.07	Security Documents	~~131~~132
11.08	Guaranties	~~131~~132
11.09	Judgments	~~131~~133
11.10	Change of Control	~~131~~133
11.11	Intercreditor Agreements	~~131~~133

ARTICLE XII THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~132~~133

12.01	Appointment	~~132~~133
12.02	Nature of Duties	~~132~~134
12.03	Lack of Reliance on the Administrative Agent	~~133~~134
12.04	Certain Rights of the Agents	~~133~~135
12.05	Reliance	~~135~~137
12.06	Indemnification	~~135~~137
12.07	Each Agent in its Individual Capacity	~~136~~137
12.08	[Reserved]	~~136~~137
12.09	Resignation by any Agent	~~136~~137
12.10	Collateral Matters	~~137~~139
12.11	Delivery of Information	~~139~~141
12.12	Erroneous Payments.	~~139~~141

ARTICLE XIII MISCELLANEOUS		~~142~~143

13.01	Payment of Expenses, etc	~~142~~143
13.02	Right of Setoff	~~143~~145
13.03	Notices	~~144~~145
13.04	Benefit of Agreement; Assignments; Participations	~~145~~146
13.05	No Waiver; Remedies Cumulative	~~147~~149
13.06	Payments Pro Rata	~~147~~149
13.07	Calculations; Computations	~~148~~149
13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~148~~150
13.09	Counterparts	~~149~~151
13.10	Effectiveness	~~150~~151
13.11	Headings Descriptive	~~150~~151
13.12	Amendment or Waiver; etc	~~150~~152
13.13	Survival	~~152~~154
13.14	Domicile of Loans	~~152~~154
13.15	Register	~~152~~154
13.16	Confidentiality	~~153~~154

-iv-

(continued)

Page
13.17	No Fiduciary Duty	~~154~~155
13.18	Patriot Act	~~154~~156
13.19	OTHER LIENS ON COLLATERAL; TERMS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT; ETC	~~154~~156
13.20	OTHER LIENS ON COLLATERAL; TERMS OF JUNIOR LIEN INTERCREDITOR AGREEMENT; ETC	~~155~~157
13.21	Interest Rate Limitation	~~156~~157
13.22	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~156~~157
13.23	Judgment Currency	~~158~~159
13.24	Cashless Settlement	~~158~~160
13.25	Intercreditor Agreements	~~158~~160
13.26	Borrowing Agency	~~158~~160

SCHEDULE 1.01(a)	Commitments
SCHEDULE 1.01(b)	Subsidiary Guarantors
SCHEDULE 1.01(d)	Excluded Account Debtors
SCHEDULE 1.01(e)	Specified Account Debtors
SCHEDULE 8.13	Real Property
SCHEDULE 8.14	Subsidiaries
SCHEDULE 8.21	Insurance
SCHEDULE 8.26	Material Contracts
SCHEDULE 9.17	Post-Closing Matters
SCHEDULE 10.01	Permitted Investments
SCHEDULE 10.03(a)	Existing Indebtedness
SCHEDULE 10.03(b)	Existing Investments
SCHEDULE 10.06	Existing Liens
SCHEDULE 10.08	Permitted Asset Dispositions
SCHEDULE 10.12	Deposit Accounts
SCHEDULE 11.04	Other Agreements
SCHEDULE 13.03	Lender Addresses

EXHIBIT A	Form of Assignment and Acceptance
EXHIBIT B-1	Form of Notice of Borrowing
EXHIBITS C-1-C-4	Forms of U.S. Tax Compliance Certificates
EXHIBIT D-1	Form of Guarantee Agreement
EXHIBIT D-2	Form of Pledge and Security Agreement
EXHIBIT E	Form of Compliance Certificate
EXHIBIT F-1	Form of Intercompany Note (Intercompany Loans made by a Loan Party)
EXHIBIT F-2	Form of Intercompany Note (Intercompany Loans made to a Loan Party by a Subsidiary of the Borrower Agent that is not a Loan Party)
EXHIBIT G	Form of Incremental Commitment Agreement
EXHIBIT I	Form of Borrowing Base Certificate
EXHIBIT J	Form of Landlord Waiver and Consent Agreement
EXHIBIT K Form of Revolving Note

-v-

ABL CREDIT AGREEMENT, dated as of February 8, 2022 (this “Agreement”), among PYXUS HOLDINGS, INC., a Virginia corporation, as Borrower Agent (the “Borrower Agent”), ALLIANCE ONE INTERNATIONAL, LLC, a North Carolina limited liability company, ALLIANCE ONE NORTH AMERICA, LLC, a North Carolina limited liability company, and ALLIANCE ONE SPECIALTY PRODUCTS, LLC, a North Carolina limited liability company (collectively, with Borrower Agent, the “Borrowers” and each a “Borrower”), PYXUS INTERNATIONAL, INC., a Virginia corporation (“Pyxus Topco”), PYXUS PARENT, INC., a Virginia corporation (“Pyxus Parent”), the Lenders (as defined in Article I), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders and as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

PRELIMINARY STATEMENT

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, in order to provide for the general corporate purposes and working capital of the Borrowers, the Borrowers have requested that the Lenders provide the revolving credit facility provided herein (the “ABL Facility”); and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the ABL Facility.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL/Term Loan/Notes Intercreditor Agreement” shall mean the (a) ABL/Term Loan/Notes Intercreditor Agreement, dated August 24, 2020, among the Existing ABL Agent (in its capacity as administrative agent and collateral agent under the Existing ABL Facility), the Exit Term Loan Collateral Agent, the Exit Notes Collateral Agent and the other parties from time to time party thereto, including the Amended and Restated ABL/Term Loan/Notes Intercreditor Agreement, to be dated as of the Amendment Effective Date and (b) the joinder thereto executed by Administrative Agent and Collateral Agent dated as of the Closing Date pursuant to which Administrative Agent and Collateral Agent becomes a successor to Existing ABL Agent thereunder.

“ABL Facility” shall have the meaning provided in the recitals to this Agreement.

“ABL Priority Collateral” shall have the meaning provided in the ABL/Term Loan/Notes Intercreditor Agreement.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Amendment Exceptions” shall mean, with respect to the applicable debt instrument, any amendment that (a) increases the principal amount of debt in excess of the amount permitted by Section 10.03(b)(i), (b) shortens the maturity date thereof, (c) amends the amortization schedule provided for therein, as applicable, (d) increases the interest rate (other than the rate for default interest) applicable thereto in excess of 2% over the rate existing as of the First Amendment Effective Date, or (e) makes more restrictive any mandatory prepayment or adds any mandatory prepayment would be deemed materially adverse to the Loan Parties.

“Applicable Margin” shall mean a percentage per annum equal to (a) in the case of Revolving Loans maintained as ABR Loans, 2.00% and (b) in the case of Revolving Loans maintained as BSBY Rate Loans, 3.00%.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, e-fax, the Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Administrative Agent, whether owned, operated or hosted by Administrative Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Administrative Agent pursuant to this Agreement or any Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Administrative Agent specifically instructs a Person to deliver in physical form.

“Asset Sale” shall mean:

(1) the sale, lease, transfer, conveyance or other disposition of any assets or rights by any Parent Guarantor, the Borrowers or any of their Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent Guarantors, the Borrower Agent and their Restricted Subsidiaries, taken as a whole, shall be subject to Section 10.04 and not Section 10.08; and

(2) the issuance of Equity Interests by any of Pyxus Parent, the Borrower Agent or the Borrower Agent’s or any Parent Guarantor’s Restricted Subsidiaries or the sale by any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries of Equity Interests in any of the Parent Guarantors’ or Borrower Agent’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or rights having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets or rights between or among the Parent Guarantors, the Borrowers and their Restricted Subsidiaries; provided that transfers made outside of the ordinary course of business or in a manner inconsistent with past practices (i) by any Borrower or any Guarantor to any Specified Foreign Subsidiary shall be deemed an Investment (in an amount equal to the Fair Market Value of the transferred assets less the Fair Market Value of the consideration received therefor by the transferor (excluding the value of any consideration in the form of Indebtedness, Equity Interests or other securities of the applicable Subsidiary)) for purposes of complying, and must comply, with Section 10.02 hereof and (ii) by any Borrower or any Guarantor to any Subsidiary of a Borrower or a Parent Guarantor that is not a Subsidiary Guarantor shall be deemed an Investment (in an amount equal to the Fair Market Value of the completed or received an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent in its Permitted Determination; and

(20) Inventory that is otherwise unacceptable to the Administrative Agent in its Permitted Determination.

The Administrative Agent shall have the right, from time to time, to adjust any of the criteria set forth above and to establish new criteria with respect to Eligible Inventory, in its Permitted Determination, except to the extent any such adjustment or addition would result in such criteria being less restrictive than as set forth herein.

~~“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Parent Guarantors, the Borrowers and their Subsidiaries and Affiliates.~~

“Eligible Receivables” shall mean, as of any date, all accounts receivable of the Borrowers and any of their Subsidiaries arising out of the sale of inventory in the ordinary course of business, valued in accordance with GAAP and shown on the balance sheet of the Borrower Agent for the quarterly period most recently ended prior to such date for which internal financial statements of the Borrower Agent are available, including without limitation receivables and related proceeds of Alliance One International, LLC arising from the sale of tobacco financed by Eastern and Southern African Trade and Development Bank in connection with the Secured Pre-Shipment and Export Finance Facilities Agreement, as amended and restated by the Third Amendment and Restatement Agreement, dated on or about August 12, 2021, by and between Alliance One Tobacco (Malawi) Limited, Alliance One Tobacco (Tanzania) Limited and Alliance One Zambia Limited, as borrowers, Alliance One Tobacco (Kenya) Limited and Alliance One Tobacco (Uganda), as resigning borrowers, Pyxus International, Inc., Pyxus Parent, Inc. and Pyxus Holdings, Inc., as parent guarantors, and Eastern and Southern African Trade and Development Bank, as mandated lead arranger, original lender, agent and security agent, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as may be amended from time to time so long as such amendments do not (i) modify the non-recourse nature of the facility with respect to Alliance One International, LLC and (ii) are otherwise not materially adverse to the Lenders (the “TDB Facility”).

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Parent Guarantors, the Borrowers and their Subsidiaries and Affiliates.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, written notices of noncompliance or violation, investigations and/or proceedings relating in any way to any noncompliance with, or liability arising under, Environmental Law or to any permit issued, or any approval given, under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

(6) the complete or partial withdrawal of any Parent Guarantor, the Borrower Agent or any of their Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, the insolvency or critical status under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Parent Guarantor, the Borrower Agent or any of their Subsidiaries or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any of any Parent Guarantor, the Borrower Agent, any of their Subsidiaries or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; or

(7) any Parent Guarantor, the Borrower Agent, any of their Subsidiaries or an ERISA Affiliate incurring any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Event of Default” shall have the meaning provided in Article XI.

“Excess Availability” shall mean, as of any date of determination, the amount by which (a) Availability at such time exceeds (b) the Aggregate Exposure at such time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account Debtor” shall mean any Account Debtor set forth on Schedule 1.01(d), as such schedule may be updated by from time to time with the consent of the Administrative Agent.

“Excluded Assets” shall have the meaning assigned to it in the Pledge and Security Agreement or in any other Security Document (including the UK Share Charges).

“Excluded Deposit Accounts” shall mean (v) all Deposit Accounts for the exclusive purpose of funding tax obligations, escrow arrangements or exclusively holding funds owned by Persons other than the Parent Guarantors, the Borrower Agent and their Subsidiaries, (w) all Deposit Accounts established (or otherwise maintained) by the Parent Guarantors, the Borrower Agent or any of their Domestic Subsidiaries which are funded by, or on behalf or for the benefit of, employees of any Parent Guarantor, the Borrower Agent or any of their Domestic Subsidiaries and are to be maintained exclusively for the benefit, directly or indirectly, of such employees (including, without limitation, Deposit Accounts which are employer funded pension accounts for employees and accounts established to pay taxes for and on behalf of employee tax liabilities), (x) solely to the extent holding proceeds of receivables subject to such Permitted Receivables Liens, the Deposit Account established by Alliance One International, LLC and subject of Permitted Receivables Liens, (y) all other Deposit Accounts established (or otherwise maintained) by any Parent Guarantor, the Borrower Agent or any of their Domestic Subsidiaries (excluding Collection Accounts, Concentration Accounts and Agent Accounts) that do not have cash balances at any time exceeding $250,000 in the aggregate for all such Deposit Accounts for a period of one Business Day and one “business day” (or similar concept) in the local jurisdiction of such Deposit Account and (z) the Exit ~~Notes Asset Sale~~Financing Priority Collateral Proceeds Account.

“Excluded Subsidiary” shall mean any Subsidiary of a Parent Guarantor or a Borrower (a) that is an Unrestricted Subsidiary, (b) that is not a Material Domestic Subsidiary, (c) that is prohibited by applicable law (whether on the Closing Date or thereafter) or contractual obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations, or if guaranteeing the Obligations would require governmental (including regulatory) or other third-party consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) with respect to which the Administrative Agent and the Borrower Agent mutually agree that the burden or cost or other consequences of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (e) with respect to which the provision or maintenance of a Guarantee by it could reasonably be expected to result in material adverse Tax consequences to the Parent Guarantors, the Borrowers or their Subsidiaries (as reasonably determined by Pyxus Topco).

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Loan Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 2.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Revolving Loan Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.04(e) and (d) any withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning provided in Section 8.23(a).

“Existing ABL Agent” shall mean Wells Fargo Bank, National Association, as administrative agent and collateral agent for the lenders party to the Existing ABL Facility.

“Existing ABL Facility” shall mean that certain Exit ABL Credit Agreement dated as of August 24, 2020 among Borrower Agent, Pyxus Topco, Pyxus Parent, and the lenders party thereto (as has been amended, modified, restated and supplemented).

“Existing Exit Notes” shall have the meaning provided in the definition of “Exit Notes”.

“Existing Exit Notes Indenture” shall have the meaning provided in the definition of “Exit Notes Indenture”.

“Existing Exit Term Loan Credit Agreement” shall have the meaning provided in the definition of “Exit Term Loan Credit Agreement”.

“Existing Exit Term Loans” shall have the meaning provided in the definition of “Exit Term Loan Credit Agreement”.

“Existing Indebtedness” shall mean all Indebtedness of the Parent Guarantors, the Borrower Agent and their Subsidiaries set forth on Schedule 10.03(a).

“Existing Securitization Facilities” shall mean collectively, (i) Uncommitted Receivables Purchase Facility Agreement, dated December 4, 2020, between Alliance One International Inc., Alliance One International AG and The Standard Bank of South Africa Limited and (ii) (a) Fifth Amended and Restated Receivables Sale Agreement, dated as of June 17, 2020, among Finacity Receivables 2006-2, LLC, Finacity Corporation, Alliance One International GmbH, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York Branch, Autobahn Funding Company LLC and the other parties party thereto, as amended August 19, 2020 and August 24, 2020, (b) Fifth Amended and Restated Receivables Purchase Agreement, dated June 17, 2020, among Finacity Receivables 2006-2, LLC, Alliance One International GmbH and Finacity Corporation, as amended August 24, 2020, and (c) Fourth Amended and Restated Receivables Purchase Agreement, dated as of June 17, 2020, among Finacity Receivables 2006-2, LLC, Pyxus International, Inc., Alliance One International, LLC, Alliance One North America, LLC and Finacity Corporation, as Amended August 24, 2020.

“Exit Notes” shall mean each of the Borrower’s ~~Agent’s~~(i) 10.000% Senior Secured Exit Notes due 2024, issued and outstanding under the Existing Exit Notes Indenture (the “Existing Exit Notes”) and (ii) New Notes, issued and outstanding under the New Notes Indenture.

~~“Exit Notes Asset Sale Proceeds Account” shall mean one or more deposit accounts or securities accounts holding solely the proceeds of any sale or other disposition of any Exit Notes Priority Collateral (and only such Collateral) that are required to be held in such account or accounts pursuant to the terms of the Exit Notes Indenture or any Refinancing Exit Notes Indenture.~~

“Exit Notes Collateral Agent” shall mean ~~Wilmington Trust, National Association, as Collateral~~the applicable ~~A~~agent or agents under the Exit Notes Indenture, and ~~its~~their respective successors, replacements and/or assigns in such capacity.

“Exit Notes Documents” shall mean the Exit Notes, the Exit Notes Indenture~~,~~ and the Exit Notes Security Documents, in each case, as in effect on the ~~Closing Date~~First Amendment Effective Date and as amended, restated, supplemented or otherwise modified from time to time thereafter in a manner that is not materially adverse to the Lenders subject to the Amendment Exceptions.

“Exit Notes Indenture” shall mean each of (i) that certain Indenture, dated as of August 24, 2020, among the Borrower Agent, the guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, ~~C~~collateral ~~A~~agent, registrar and paying ~~Administrative Agent~~agent (the “Existing Exit Notes Indenture”) and (ii) the New Notes Indenture, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Exit Notes Obligations” shall mean the Indebtedness and other obligations, including, for the avoidance of doubt, the New Notes Obligations, under the Exit Notes Indenture which are secured by a Lien on the Collateral permitted by clause (1) of the definition of Permitted Liens and any post-petition interest, fees and expenses at the applicable rate, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the Exit Notes Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or liquidation proceeding).

“Exit Notes Security Documents” shall mean all pledge agreements, security agreements, mortgages, deeds of trust, collateral documents and other documents, agreements or instruments from time to time that create (or purport to create) Liens on any assets or properties of any Loan Party to secure any obligations under the Exit Notes.

“Exit ~~Notes~~Financing Priority Collateral” shall mean any and all Collateral other than the ABL Priority Collateral.

“Exit Financing Priority Collateral Proceeds Account” shall mean one or more deposit accounts or securities accounts holding solely the proceeds of any Exit Financing Priority Collateral (and only such Collateral) that are required to be held in such account or accounts pursuant to the terms of any documents governing any Permitted Exit Financing Indebtedness.

“Exit Term Loan Collateral Agent” shall mean ~~Alter Domus (US) LLC (f/k/a Cortland Capital Market Services LLC), as Collateral~~the applicable ~~A~~agent or agents under the Exit Term Loan Credit Agreement, and ~~its~~their respective successors, replacements and/or assigns in such capacity.

“Exit Term Loan Credit Agreement” shall mean, collectively, (i) that certain Exit Term Loan Credit Agreement, dated as of August 24, 2020, among the Borrower Agent, the guarantors party thereto, the lenders from time to time parties thereto, and Alter Domus (US) LLC (f/k/a Cortland Capital Market Services LLC), as ~~A~~administrative ~~A~~agent (the “Existing Exit Term Loan Credit Agreement” and the loans thereunder, the “Existing Exit Term Loans”), and (ii) the New Term Loan Credit Agreements, in each case, providing for term loan borrowings~~,~~ and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Exit Term Loan Documents” shall mean the Exit Term Loan Credit Agreement~~,~~ and the Exit Term Loan Security Documents, as in effect on the ~~Closing Date~~First Amendment Effective Date and as amended, restated, supplemented or otherwise modified from time to time thereafter in a manner that is not materially adverse to the Lenders subject to the Amendment Exceptions.

“Exit Term Loan Obligations” shall mean the Indebtedness and other obligations, including, for the avoidance of doubt, the New Term Loan Obligations, under the Exit Term Loan Credit Agreement which are secured by a Lien on the Collateral permitted by clause (1) of the definition of Permitted Liens and any post-petition interest, fees and expenses at the applicable rate, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the Exit Term Loan Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or liquidation proceeding).

“Exit Term Loan Security Documents” shall mean all pledge agreements, security agreements, mortgages, deeds of trust, collateral documents and other documents, agreements or instruments from time to time that create (or purport to create) Liens on any assets or properties of any Loan Party to secure any obligations under the Exit Term Loan Credit Agreement.

“Exit Term Loans” shall mean the ~~T~~term ~~L~~loans made to the Borrower Agent under the Exit Term Loan Credit Agreement.

“Expenses” shall mean all present and future reasonable and invoiced out of pocket expenses incurred by or on behalf of the Administrative Agent, the Collateral Agent or any Issuing Lender in connection with this Agreement, any other Loan Document or otherwise in its capacity as the Administrative Agent or the Collateral Agent under any Loan Document, whether incurred heretofore or hereafter, including without limitation the cost of record searches, the reasonable fees and expenses of

“Final Maturity Date” shall mean the Initial Maturity Date; provided that, with respect to any Extended Revolving Loan Commitment, the Final Maturity Date with respect thereto instead shall be the Extended Final Maturity Date.

“Financial Officer” of any person shall mean the chief financial officer, finance director, principal accounting officer, treasurer, assistant treasurer or controller of such person.

“First Amendment Effective Date” shall mean the Amendment Effective Date under, and as defined in, the Limited Waiver and Amendment to ABL Credit Agreement, dated as of January 5, 2023, to this Agreement.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens (excluding Permitted Exit Financing Liens) applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“Fiscal Year” shall mean the four consecutive fiscal quarters ending on March 31 of each calendar year.

“Fixed Charge Coverage Ratio” shall mean, with respect to any specified Person for any period, the ratio of (calculated in each case with respect to such Person and its Restricted Subsidiaries on a consolidated basis) (a)(i) Consolidated EBITDA for such period, minus (ii) Unfunded Capital Expenditures made during such period, minus (iii) distributions (including tax distributions) and dividends paid during such period (other than distributions and dividends paid to a Loan Party or Restricted Subsidiary), minus (iv) cash taxes paid or required to be paid during such period, to (b) the Fixed Charges for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings that are not accompanied by a reduction in the commitments thereof, borrowings of Seasonal Subsidiary Debt and Guarantees of Grower Indebtedness) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but giving effect to Pro Forma Cost Savings in an amount, together with any amounts added back to Consolidated EBITDA pursuant to clause (a)(6) of such definition, not to exceed, in any trailing twelve month period ending subsequent to the Closing Date, 20% of Consolidated EBITDA (calculated before giving effect to any Pro Forma Cost Savings or amounts added back in clause (a)(6) of the definition of Consolidated EBITDA)) as if they had occurred on the first day of the four-quarter reference period;

(~~1~~2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(~~2~~3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(~~3~~4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(~~4~~5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Fixed Charges” shall mean with respect to any specified Person for any period, the sum, without duplication, of (in each case with respect to such Person and its Restricted Subsidiaries for such period):

(1)

the consolidated interest expense (other than interest expense in respect of letters of credit) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)

any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)

principal payments made by such Person and its Restricted Subsidiaries on the Exit Notes, the Exit Term Loans, and any Indebtedness described in clauses (1), (2), (3) and (4) of such definition (but excluding for the avoidance of doubt (i) ~~any non-scheduled~~ principal payments ~~with respect to the Intabex Term Loan Facility (provided that to the extent the Intabex Term Loan Facility is amended or modified to require regularly scheduled principal payments, such regularly scheduled principal payments shall be included in Fixed Charges), (ii) principal payments~~ of Indebtedness financed with proceeds of Permitted Refinancing Indebtedness (provided that principal payments with respect to such Permitted Refinancing

Indebtedness shall not be excluded pursuant to this clause (~~ii~~i)), (ii~~i~~) principal payments with respect to Seasonal Subsidiary Debt and (~~iv~~iii) principal payments with respect to any other revolving Indebtedness to the extent any such principal payment is not accompanied by a permanent reduction of the commitments thereunder)), minus

(5)	to the extent added in consolidated interest expense in clause (3) above, contingent obligations so long as such obligations remain contingent; minus

(6)	the interest income of such Person and its Restricted Subsidiaries for such period.

For the avoidance of doubt, Fixed Charges shall not include payments of principal, interest or any other amounts made among the Loan Parties and their Restricted Subsidiaries in respect of intercompany Indebtedness.

“Flood Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean a rate of interest equal to zero percent (0.00%).

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund), scheme or other similar program established or maintained outside the United States by the Parent Guarantors, the Borrower Agent or any one or more of their Subsidiaries primarily for the benefit of employees of the Parent Guarantors, the Borrower Agent or such Subsidiaries residing outside the United States, which plan, fund, scheme or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean any Subsidiary of a Parent Guarantor or the Borrower Agent that is not a Domestic Subsidiary.

“Forsyth County Facility” shall mean the fee owned facility located on Big Oaks Drive, in King, Forsyth County, North Carolina.

“Fronting Fees” shall have the meaning provided in Section 4.01(c).

“Funded Debt” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money or advances; or

(2) evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (b) such Lender’s RL Percentage of the aggregate amount of all Letter of Credit Outstandings at such time and (c) without duplication of clause (b) above, the amount of any Letter of Credit Exposure allocated to such Lender pursuant to Section 2.14(b)(i).

“Initial Maturity Date” shall mean the earliest of (i) February 8, 2027, (ii) ninety days prior to the stated maturity date of the obligations under the Existing Exit Term Loan ~~Obligations~~Credit Agreement, except to the extent that on such date all obligations (other than contingent obligations which survive termination and for which no claim has been made by the applicable lenders) thereunder have been satisfied and the Existing Exit Term Loan Agreement has been terminated, and (iii) ninety days prior to the stated maturity date of the ~~Exit Notes Obligations.~~obligations under the Existing Exit Notes, except to the extent that on such date all obligations (other than contingent obligations which survive termination and for which no claim has been made by the applicable noteholders) owing pursuant to the Existing Exit Notes and Existing Exit Notes Indenture have been satisfied and the Existing Notes and Existing Notes Indenture have been terminated.

“Intabex Term Loan Facility” shall mean that certain Term Loan Credit Agreement dated as of April 23, ~~2001~~2021, among Intabex Netherlands B.V., a private limited liability company incorporated under the laws of the Netherlands and Trade Register number 34100480, as borrower, Pyxus Topco, Pyxus Parent, Borrower Agent, Alliance One International, LLC, and Alliance One International Holdings, Ltd., a private company organized under the laws of England and Wales, the financial institutions party thereto as lenders, and Alter Domus (US) LLC, as administrative agent, providing for term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Intercompany Note” shall mean (i) in the case of an intercompany loan made by a Loan Party, the Master Intercompany Promissory Note (Non-Loan Party Payees), dated as of August 24, 2020, by and between Pyxus Topco and its Subsidiaries signatory thereto and any other promissory note evidencing such intercompany loan, duly executed and delivered substantially in the form of Exhibit F-1 (or such other form as shall be reasonably satisfactory to the Administrative Agent), with blanks completed in conformity herewith and (ii) in the case of an intercompany loan made to a Loan Party by a Restricted Subsidiary of the Borrower Agent or any Parent Guarantor that is not a Loan Party, the Master Intercompany Promissory Note (Loan Party Payees), dated as of August 24, 2020, by and between Pyxus Topco and its Subsidiaries signatory thereto and any other promissory note evidencing such intercompany loan, duly executed and delivered substantially in the form of Exhibit F-2 (or such other form as shall be reasonably satisfactory to the Administrative Agent), with blanks completed in conformity herewith.

“Intercreditor Agreements” shall mean, collectively, the ABL/Term Loan/Notes Intercreditor Agreement and any Junior Lien Intercreditor Agreement.

“Interest Determination Date” shall mean, with respect to any BSBY Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such BSBY Rate Loan and having a term comparable to such Interest Period.

“Junior Lien” shall mean a Lien granted, or purported to be granted, at any time, upon any property of any Borrower, any Guarantor or any Specified Foreign Subsidiary to secure Junior Lien Obligations.

“Junior Lien Collateral Agent” shall mean, in the case of any series of Junior Lien Debt, the trustee, Collateral Agent or representative of the holders of such series of Junior Lien Debt who is appointed (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Debt, together with its successors and assigns in such capacity.

“Junior Lien Debt” shall mean any Funded Debt (including additional notes, and letter of credit and reimbursement obligations with respect thereto) that is secured by a Junior Lien and that was permitted to be incurred and permitted to be so secured under each applicable Loan Document; provided that in the case of any Indebtedness referred to in this definition:

(1) such Indebtedness does not have a maturity date or any mandatory or scheduled payments or sinking fund obligations prior to the Final Maturity Date (except with respect to payments of interest, or as a result of a customary change of control or asset sale repurchase offer provisions);

(2) on or before the date on which the first such Indebtedness is incurred by any Borrower, any Guarantor or any Specified Foreign Subsidiary, the Borrower Agent shall deliver to the Collateral Agent, the Exit Term Loan Collateral Agent and the Exit Notes Collateral Agent complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with a certificate of a Responsible Officer certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3) on or before the date on which any such Indebtedness is incurred by any Borrower, any Guarantor or any Specified Foreign Subsidiary, such Indebtedness is designated by the Borrower Agent, in a certificate of a Responsible Officer delivered to the Junior Lien Collateral Agent and the Collateral Agent, the Exit Term Loan Collateral Agent and the Exit Notes Collateral Agent, as “Junior Lien Debt” under this Agreement;

(4) on or before the date on which any such Indebtedness is incurred by any Domestic Subsidiary of a Parent Guarantor or the Borrower Agent that is not a Subsidiary Guarantor, such Domestic Subsidiary shall become a Subsidiary Guarantor hereunder; and

(5) all other requirements set forth in the Junior Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or obligations in respect thereof are satisfied.

For the avoidance of doubt, Exit Term Loan Obligations ~~and~~, Exit Notes Obligations and any other Permitted Exit Financing Indebtedness shall not constitute Junior Lien Debt for purposes of this Agreement.

“Junior Lien Documents” shall mean, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, and any other credit include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of an insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its payment or funding obligations under any other credit facility to which it is a party and which any Issuing Lender believes in good faith has occurred and is continuing, (iv) the failure of such Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.04(c) within one (1) Business Day of the date Lenders constituting the Required Lenders with Revolving Loan Commitments has or have, as applicable, funded its or their portion thereof or (v) the failure of such Lender, within five Business Days after written request by the Administrative Agent to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (v) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent).

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 3.03(a).

“Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time. The Letter of Credit Exposure of any Lender at any time shall be its RL Percentage of the aggregate Letter of Credit Exposure at such time plus, without duplication, any Letter of Credit Exposure allocated to such Lender pursuant to Section 2.14(b)(i).

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LLC Division” shall mean the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18.217 of the Delaware Limited Liability Company Act or a comparable provision of a different jurisdiction’s laws, as applicable.

“Loan” shall mean each Revolving Loan.

“Loan Documents” shall mean this Agreement, the Security Documents, the Guarantee Agreement, all Joinder Agreements with respect to the Guarantee Agreement, the Agent Fee Letter, any Incremental Commitment Agreements and the promissory notes, if any, executed and delivered pursuant to Section 2.05, and any amendments, modifications and supplements thereto.

“Loan Parties” shall mean the Borrowers and the Guarantors (including without limitation, the Parent Guarantors and Subsidiary Guarantors).

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any event, change, condition, occurrence or circumstance which has had, or could reasonably be expected to have, either individually or in the aggregate, (a) a material adverse change in, or a material adverse effect on, the business, operations, property, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Parent Guarantors, the Borrower Agent and their Subsidiaries taken as a whole or (b) a material adverse effect (i) on the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document, (ii) on the ability of the Loan Parties taken as a whole to perform their obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document, or (iii) upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” shall mean any contract or other arrangement to which any Parent Guarantor, the Borrower Agent or any of their Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Domestic Subsidiary” shall mean (i) any Domestic Subsidiary of (x) a Parent Guarantor or the Borrower Agent or (y) any Foreign Subsidiary of a Parent Guarantor or the Borrower Agent that guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower Agent, in each case that would constitute a “significant subsidiary” of Pyxus Topco as defined in Rule 1.02 of Regulation S-X promulgated by the SEC except that for purposes of this definition all references in such Rule 1.02 to “ten percent (10%)” shall be deemed to be references to “five percent (5%)”, (ii) any Domestic Subsidiary of a Parent Guarantor or the Borrower Agent that guarantees the Exit Term Loan Obligations and/or the Exit Notes Obligations, (iii) any Borrower, and (iv) any Domestic Subsidiary of a Parent Guarantor or the Borrower Agent that guarantees any Indebtedness, in the aggregate, in excess of the Threshold Amount; provided that if as of the last day of any fiscal quarter, the combined total assets of all non-Material Domestic Subsidiaries exceeds 10% of consolidated total assets of Pyxus Topco and its Restricted Subsidiaries (as determined in accordance with Rule 1.02(w)(1)(ii) of Regulation S-X promulgated by the SEC), then one or more non-Material Domestic Subsidiaries shall be deemed to be a Material Domestic Subsidiary in descending order based on their respective amounts of total assets until such excess has been eliminated.

“Material Foreign Subsidiary” shall mean any (i) Foreign Subsidiary of a Parent Guarantor or the Borrower Agent that would constitute a “significant subsidiary” of Pyxus Topco as defined in Rule 1.02 of Regulation S-X promulgated by the SEC except that for purposes of this definition all references in such Rule 1.02 to “ten percent (10%)” shall be deemed to be references to “five percent (5%)”; provided that if as of the last day of any fiscal quarter, the combined total assets of all non-Material Foreign Subsidiaries exceeds 10% of consolidated total assets of Pyxus Topco and its Restricted Subsidiaries (as determined in accordance with Rule 1.02(w)(1)(ii) of Regulation S-X promulgated by the SEC), then one or more non-Material Foreign Subsidiaries shall be deemed to be a Material Foreign Subsidiary in descending order based on their respective amounts of total assets until such excess has been eliminated and (ii) any Foreign Subsidiary of a Parent Guarantor or the Borrower Agent that guarantees the Exit Term Loan Obligations and/or the Exit Notes Obligations.

“Material Real Property” shall mean, for so long as such Real Property is owned by a Borrower or Cres Tobacco Company, LLC, as applicable, the Value Added Processing Facility, the Forsyth County the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds received by the respective Person in connection with such Recovery Event (net of (a) reasonable costs and taxes incurred in connection with such Recovery Event and (b) required payments of any Indebtedness (other than (x) Indebtedness secured pursuant to the Security Documents and (y) in the case of any Recovery Event in respect of ABL Priority Collateral, the Exit Notes Security Documents and the Exit Term Loan Security Documents) which is secured by the respective assets the subject of such Recovery Event).

“Net Orderly Liquidation Value” shall mean the cash proceeds of Inventory which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, commissions, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory delivered to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, and in each case expressed as a recovery percentage with respect to such assets. The Net Orderly Liquidation Value for such assets will be increased or reduced promptly upon receipt by the Administrative Agent of each updated appraisal.

“New Notes” shall mean the Borrower Agent’s 8.50% Senior Secured Notes due 2027, issued and outstanding under the New Notes Indenture.

“New Notes Indenture” shall mean the Indenture, to be dated as of the First Amendment Effective Date, among the Borrower Agent, as issuer, the guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, and Alter Domus (US) LLC, as collateral agent, registrar and paying agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as in effect on the First Amendment Effective Date and as amended, restated, supplemented or otherwise modified from time to time thereafter in a manner that is not materially adverse to the Lenders subject to the Amendment Exceptions.

“New Notes Obligations” shall mean the Indebtedness and other obligations under the New Notes Indenture which are secured by a Lien on the Collateral permitted by clause (1) of the definition of Permitted Liens and any post-petition interest, fees and expenses at the applicable rate, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the New Notes Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or liquidation proceeding).

“New Term Loan Credit Agreements” shall mean, collectively (and in each case as in effect on the First Amendment Effective Date and as amended, restated, supplemented or otherwise modified from time to time thereafter in a manner that is not materially adverse to the Lenders subject to the Amendment Exceptions), (i) the credit agreement governing new senior secured term loans due December 31, 2027, among the Borrower Agent, the guarantors party thereto, including Intabex Netherlands B.V. and Alliance One International Tabak B.V., the lenders from time to time parties thereto, and the administrative agent and collateral agent party thereto and (ii) the credit agreement governing new senior secured term loans due December 31, 2027, among the Borrower Agent, the guarantors party thereto, the lenders from time to time parties thereto, and the administrative agent and collateral agent party thereto, in each case, providing for term loan borrowings and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith.

“New Term Loans” shall mean the term loans made to the Borrower Agent under the New Term Loan Credit Agreement.

“New Term Loan Obligations” shall mean the Indebtedness and other obligations under the New Term Loan Credit Agreements which are secured by a Lien on the Collateral permitted by clause (1) of the definition of Permitted Liens and any post-petition interest, fees and expenses at the applicable rate, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the New Term Loan Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or liquidation proceeding).

“Non-Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.

“Note” shall mean each Revolving Note.

“Notice Date” shall have the meaning provided in Section 2.16(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice Office” shall mean the office of the Administrative Agent or the Collateral Agent, as applicable, located at PNC Bank, National Association, as Administrative Agent/Collateral Agent, 4720 Piedmont Row Drive, Suite 200, Charlotte, NC 28210, Attn: Portfolio Manager - Pyxus, or such other office as an Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean (x) the principal of, prepayment premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrowers under this Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other payment obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and indebtedness owing by the Borrowers to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender under this Agreement and each other Loan Document (including, without limitation, indemnities, expenses (including Expenses), Fees and interest thereon (including, without limitation, in each case any interest, Fees or expenses (including Expenses) accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest, Fees or expenses (including Expenses) are an allowed (or allowable) claim in any such proceeding)), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter incurred under, arising out of or in connection with each such Loan Document (but shall in any event exclude any Secured Hedging Obligations and all Excluded Swap Obligations), and (z) Bank Product Obligations owing to any Agent, any Lender or any Affiliate of Agent or any Lender. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligations (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursements obligations, charges, expenses, fees, costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under the Loan Documents and (ii) the obligations of any Loan Party or any of its subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender or any Agent, in its sole discretion, may elect to pay in advance on behalf of such Loan Party or such Subsidiary.

“OECD” shall mean the Organization for Economic Cooperation and Development and any successor thereto.

1.10 to 1.00; provided that no Investment may be made or held in any Unrestricted Subsidiary pursuant to this clause (15);

(16) any Investment in accounts receivable owing to any Parent Guarantor, the Borrowers or any of their Restricted Subsidiaries, if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms of such Parent Guarantor, such Borrower or such Restricted Subsidiary;

(17) the Parent Guarantors, the Borrowers and their Restricted Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors (other than Affiliates) consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of such Parent Guarantor, such Borrower or such Restricted Subsidiary; and

(18) the Parent Guarantors, the Borrowers and their Restricted Subsidiaries may make additional Investments described on Schedule 10.01.

Notwithstanding anything to the contrary in the foregoing, Investments shall not be made in Unrestricted Subsidiaries with ABL Priority Collateral other than cash.

“Permitted Liens” shall mean:

(1) Liens securing Indebtedness permitted by the terms of this Agreement to be incurred pursuant to Permitted Exit Financing Indebtedness (“Permitted Exit Financing Liens”) and/or securing Hedging Obligations and/or securing Bank Product Obligations incurred under the Exit Notes Documents and/or the Exit Term Loan Documents or any other documents governing any Permitted Exit Financing Indebtedness, in each case subject to the terms of the ABL/Term Loan/Notes Intercreditor Agreement;

(2) Liens to secure Indebtedness permitted by clause (iii) of the definition of “Permitted Debt”;

(3) Junior Liens securing Junior Lien Obligations permitted by clause (xvii) of the definition of Permitted Debt;

(4) Liens in favor of any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries; provided that any Liens in favor of a Restricted Subsidiary that is not a Loan Party shall be subordinated to the Liens securing the Obligations hereunder pursuant to an intercreditor agreement in form and substance reasonably satisfactory to Agent;

(5) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of a Parent Guarantor or a Borrower or is merged with or into or consolidated with a Parent Guarantor or a Borrower or any Restricted Subsidiary of a Parent Guarantor or a Borrower; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of a Parent Guarantor or a Borrower or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of a Parent Guarantor or a Borrower or is merged with or into or consolidated with a Parent Guarantor or a Borrower or any Restricted Subsidiary of a Parent Guarantor or a Borrower;

(6) [Reserved];

(15) Liens (not securing Indebtedness) which are incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions, social security and public liability laws and similar legislation;

(16) attachment, judgment or similar Liens arising in connection with court proceedings; provided, that the execution or other enforcement of such Liens with respect to judgments or decrees involving in the aggregate a liability of $40.0 million or more is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings and any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries, as the case may be, shall have set aside on its books, if required by GAAP, appropriate reserves for such Liens;

(17) Liens on (x) cash, (y) Cash Equivalents or (z) other property (other than ABL Priority Collateral), in each case, arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19) any Lien securing any obligations and liabilities arising under or in connection with any cash management arrangements entered into in the ordinary course of business prior to, on or after the date hereof, including, without limitation, any netting or set-off system for the calculation of interest with respect to debit balances and credit balances under such arrangements; provided that the assets subject to any such Lien shall be limited to the assets held from time to time at the financial institution providing such cash management arrangements;

(20) Liens arising in the ordinary course of business solely with respect to cash and Cash Equivalents in favor of a creditor depositary institution solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with such creditor depository institution, provided that such deposit account is not intended by any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries, as the case may be, to provide collateral to the depository institution;

(21) Liens not otherwise permitted under Section 10.06 with respect to obligations that do not exceed $~~10.0~~20.0 million at any one time outstanding;

(22) (i) any Lien on the assets of a Foreign Subsidiary and (ii) Permitted Receivables Liens securing Indebtedness permitted by clause (xiv) of the definition of Permitted Debt;

(23) (a) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (i) interfere in any material respect with the business of any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries or (ii) secure any Indebtedness for borrowed money or (b) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

Guarantor, any Borrower or any of their Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (including any interest that is paid in kind) and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the Final Maturity Date;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the ABL Facility, such Permitted Refinancing Indebtedness is subordinated in right of payment to the ABL Facility on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; ~~and~~

(4) such Indebtedness is incurred by a Parent Guarantor, a Borrower or by a Restricted Subsidiary of a Parent Guarantor or a Borrower that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged~~.~~; and

(5) any Existing Exit Notes and Existing Exit Term Loans outstanding on the First Amendment Effective Date (and after giving effect to the issuance of New Exit Notes and New Exit Term Loans) shall only be refinanced, replaced, defeased, discharged or exchanged with proceeds of New Notes and New Term Loans, respectively.

“Person” or “person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited partnership, limited liability partnership, limited or unlimited liability company or government or other entity.

“Pitt County Facility” shall mean the fee owned facility located on U.S. Highway 264-A, in Farmville, in Pitt County, North Carolina.

“Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained, sponsored or contributed to by the Parent Guarantors, the Borrower Agent or any of their Subsidiaries or with respect to which the Parent Guarantors, the Borrower Agent or any of their Subsidiaries has any liability (including on account of an ERISA Affiliate).

“Platform” shall have the meaning provided in Section 13.03(c).

“pledge” shall include any pledge or charge of any asset.

“Pledge and Security Agreement” shall mean the Pledge and Security Agreement, substantially in the form of Exhibit D-2, dated as of the Closing Date among the Parent Guarantors, the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, Agents and advisors (including its attorneys and financial advisors) of such person and such person’s Affiliates.

“Release” or “Released” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” shall have the meaning provided in Section 12.09(e).

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Compliance Event” shall mean that (a) any of the Guarantors, the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents while acting on behalf of the Guarantors, the Borrowers or any of their Subsidiaries, (each a “Covered Entity”) becomes a Sanctioned Person, (b) any Covered Entity acting in any capacity in connection with or benefitting from the credit facility established hereby is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any economic sanctions or other Anti-Terrorism Law or anti-bribery or anti-corruption laws, or any predicate crime to any Anti-Terrorism Law or anti-bribery or anti-corruption laws, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a material violation of any Anti-Terrorism Law or anti-bribery or anti-corruption laws, including any such violation that might involve the proceeds of the Loans; (c) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity’s use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Country or Sanctioned Person; (d) any Collateral becomes Embargoed Property; or (e) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations in Sections 8.23, 8.24 or 8.25 hereof or any covenant in Sections 9.06, 9.07 or ~~0~~10.13 hereof.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under applicable regulations.

thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment as then in effect or (B) the Aggregate Exposure to exceed the Borrowing Base at such time. ~~Notwithstanding anything to the contrary contained in this Section 2.01 or the Credit Agreement, until such time as the Exit Term Loan Credit Agreement and Exit Notes Indenture (or any Permitted Refinancing Indebtedness with respect thereto) permit the incurrence of indebtedness under this Agreement in an amount not less than $100,000,000, at no time shall the outstanding principal balance of the Revolving Loans hereunder exceed (and Lenders shall not be obligated to make any Loans that would cause the outstanding principal balance of the Revolving Loans hereunder to exceed) $90,000,000.~~

2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans of a specific Type shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five (5) Borrowings of BSBY Rate Loans (or such greater number of Borrowings of BSBY Rate Loans as may be agreed to from time to time by the Administrative Agent).

2.03 Notice of Borrowing.

(a) Borrower Agent on behalf of any Borrower may notify Administrative Agent prior to 3:00 p.m. (New York City time) on a Business Day of a Borrower’s request to incur, on that day, a Borrowing hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Administrative Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for a Borrowing maintained as an ABR Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a BSBY Rate Loan for any Borrowing, Borrower Agent shall give Administrative Agent written notice by no later than 3:00 p.m. (New York City time) on the day which is three (3) Business Days prior to the date such BSBY Rate Loan is to be borrowed, specifying (i) the date of the proposed Borrowing (which shall be a Business Day), (ii) the Type of Borrowing and the amount of such Borrowing to be borrowed, which amount shall be not less than the Minimum Borrowing Amount, and (iii) the duration of the first Interest Period therefor. Interest Periods for BSBY Rate Loans shall be for one, three or six months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Administrative Agent or at the direction of the Required Lenders, no BSBY Rate Loan shall be made available to any Borrower.

(c) Each Interest Period of a BSBY Rate Loan shall commence on the date such BSBY Rate Loan is made and shall end on such date as Borrower Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Final Maturity Date.

(d) Borrower Agent shall elect the initial Interest Period applicable to a BSBY Rate Loan by its notice of borrowing given to Administrative Agent pursuant to Section 2.03(b) above or by shall reduce the outstanding principal amount of BSBY Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of BSBY Rate Loans (and same shall automatically be converted into a Borrowing of ABR Loans) and any election of an Interest Period with respect thereto given by the Borrower Agent shall have no force or effect; and (iii) subject to Section 2.14, each prepayment pursuant to this Section 5.01 in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. Any prepayment of a BSBY Rate Loan on a date other than the last Business Day of the then current Interest Period with respect thereto shall be subject to Section 2.03(g).

5.02 Mandatory Repayments; Cash Collateralization.

(a) (i) On any day on which the Aggregate Exposure exceeds (A) 100% of the Borrowing Base at such time and/or (B) the Total Revolving Loan Commitment at such time, then in each case, the Borrowers shall repay on such day the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds (A) the Borrowing Base at such time and/or (B) the Total Revolving Loan Commitment at such time, then in each case, the Borrower Agent shall pay to the Administrative Agent on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower Agent to each applicable Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent.

(b) On any day on which the aggregate amount of the Letter of Credit Outstandings exceeds the Maximum Letter of Credit Amount, the Borrowers shall pay to the Administrative Agent on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrowers to each applicable Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent. At any time that no Event of Default is continuing, to the extent that the amount of cash and/or Cash Equivalents exceeds 105% of the Letter of Credit Outstandings, the Administrative Agent shall cause the Collateral Agent to release such excess amount and the Administrative Agent shall apply such excess amount at such time as if Borrower Agent has made a voluntary prepayment pursuant to Section 5.01.

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Closing Date upon which the Borrower Agent or any of its Subsidiaries receives any cash proceeds from any Asset Sale of ABL Priority Collateral (other than an Asset Sale or series of related Asset Sales of ABL Priority Collateral where the Net Asset Sale Proceeds therefrom in respect of ABL Priority Collateral do not exceed $500,000 individually or $2,500,000 in the aggregate for all such Asset Sales for any Fiscal Year), an amount equal to 100% of the Net Asset Sale Proceeds therefrom shall be applied on such date as a mandatory repayment. In the event that ABL Priority Collateral and Exit ~~Notes~~Financing Priority Collateral are disposed of in a single Asset Sale or series of related Asset Sales in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Exit ~~Notes~~Financing Priority Collateral, on the other hand, including in connection with or as a result of the sale by the Borrower Agent or any of its Subsidiaries of the Equity Interest of any Subsidiary of the Borrower Agent that owns assets constituting ABL Priority Collateral or Exit ~~Notes~~Financing Priority Collateral, then, subject to the ABL/Term Loan/Notes Intercreditor Agreement, solely for purposes of this Section 5.02(c), the portion of aggregate sales price deemed to be proceeds from the ABL Priority Collateral, on the one hand, and the Exit ~~Notes~~Financing Priority Collateral, on the other hand, shall be allocated to the ABL Priority Collateral or the Exit ~~Notes~~Financing Priority Collateral in accordance with their respective Fair Market 1977, as amended, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws.

8.25 Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Parent Guarantors, the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents while acting on behalf of the Parent Guarantors, the Borrowers or any of their Subsidiaries with Sanctions applicable to the Parent Guarantors, the Borrowers and their Subsidiaries, and the Parent Guarantors, the Borrower, their Subsidiaries and their respective officers and employees and, to Borrower’s knowledge, their respective directors and agents, while acting on behalf of the Parent Guarantors, the Borrowers and their Subsidiaries, are in compliance with applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower being designated as a Sanctioned Person. No Covered Entity (nor any employees, officers, directors, affiliates, consultants, brokers or Agents acting on a Covered Entity’s behalf) that will act in any capacity in connection with or benefit from the credit facility established hereby, is (i) a Sanctioned Person, (ii) directly, or indirectly through any third party, (A) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person, (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; or (C) is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction or any transactions or other dealings that otherwise are prohibited by any Ant-Terrorism Laws.

8.26 Material Contracts. Schedule 8.26 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on Schedule 8.26, all Material Contracts are in full force and effect and no defaults exist thereunder other than defaults the consequence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.27 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Administrative Agent and Lenders for each Borrower on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered.

~~8.28 Intabex Term Loan Facility. (a) No Borrower, Guarantor or Restricted Subsidiary has granted a Lien on any Collateral to secure the Intabex Term Loan Facility, (b) no Collateral secures any obligations, liabilities or Indebtedness owing under the Intabex Term Loan Facility, and (c) the Liens securing the Exit Term Loan Obligations in favor of Alter Domus (US) LLC, as administrative agent thereunder, do not secure any obligations, liabilities or Indebtedness owing under the Intabex Term Loan Facility.~~

ARTICLE IX

Affirmative Covenants.

The Borrower Agent hereby covenants and agrees that on and after the Closing Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 and reimbursement obligations under Section 13.01 which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full in cash:

ARTICLE X

Negative Covenants.

The Borrower Agent and the Parent Guarantors hereby covenant and agree that on and after the Closing Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 and reimbursement obligations under Section 13.01 which, in either case are not then due and payable) incurred hereunder and thereunder, are paid in full in cash:

10.01	Restricted Payments.

(a) The Borrowers and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of any Parent Guarantor’s, any Borrower’s or any of their Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries) or to the direct or indirect holders of any Parent Guarantor’s, the Borrower Agent’s or any of their Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Pyxus Topco) other than dividends or distributions payable to a Parent Guarantor, a Borrower or a Restricted Subsidiary of a Borrower or a Parent Guarantor;

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower Agent) any Equity Interests of the Borrowers or any direct or indirect parent of the Borrower Agent (including the Parent Guarantors);

(iii) (A) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (i) any Indebtedness of any Borrower or any Guarantor that is contractually subordinated in right of payment to the ABL Facility or the Guarantees thereof, (ii) any Junior Lien Debt or (iii) any unsecured Indebtedness for borrowed money, in each case, of any Borrower or any Guarantor (excluding, for the avoidance of doubt, to the extent incurred in the ordinary course and in a manner consistent with past practices, any intercompany Indebtedness between or among any Parent Guarantor, any Borrower, any other Guarantor and/or any of their Restricted Subsidiaries), except, in each case, (x) with respect to any contractually subordinated Indebtedness and Junior Lien Debt, payments permitted pursuant to the applicable subordination agreement or Junior Lien Intercreditor Agreement and (y) with respect to unsecured Indebtedness permitted to be incurred under the terms of this Agreement, regularly scheduled payments of interest and principal (including, without limitation, at its Stated Maturity); provided that the provisions of this clause (a)(iii)(A) shall apply only to direct Indebtedness of any Borrower or any Guarantor and shall not be deemed to apply to any Indebtedness of any Restricted Subsidiary that is not a Borrower or Guarantor (including any such Indebtedness guaranteed by any Borrower or any Guarantor) or (B) make any voluntary payment on or with respect to, or voluntarily purchase, redeem, defease or otherwise acquire for value, the Exit Term Loans or the Exit Notes (other than with proceeds of any Permitted Refinancing Indebtedness); or

date hereof to the extent the cash proceeds from the sale of Qualifying Equity Interests have not otherwise been applied to the making of Restricted Payments or Restricted Investments pursuant to this Section 10.01(b) or to an optional redemption of the Exit Notes pursuant to Section 3.07 of the Exit Notes Indenture (or any analogous provision of any Permitted Refinancing Indebtedness thereof); plus

(B) the cash proceeds of key man life insurance policies received by the Parent Guarantors, the Borrowers or their Restricted Subsidiaries after the date hereof; and

in addition, cancellation of Indebtedness owing to any Parent Guarantor or the Borrower Agent from any current or former officer, director or employee (or any permitted transferees thereof) of any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Pyxus Topco from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Agreement;

(vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

(vii) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Pyxus Topco or any preferred stock of any Restricted Subsidiary of a Borrower or a Parent Guarantor issued on or after the date hereof to the extent such issuance was permitted in accordance with the Fixed Charge Coverage Ratio test set forth in Section 10.03(a), or any other Permitted Debt;

(viii) payments of cash, dividends, distributions, advances or other Restricted Payments by any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of any such Person;

(ix) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount, taken together with all Restricted Payments made pursuant to this clause (ix), not to exceed $35.0 million since the Closing Date (and in any case no more than $1.0 million in respect of Restricted Payments of the type specified in clauses (i), (ii) and (iii) of the definition thereof);

(x) any Restricted Payment of the type specified in clause (iii) of the definition thereof in respect of Indebtedness incurred pursuant to clause (xvii) of the definition of Permitted Debt, solely to the extent permitted by such clause (xvii);

(xi) any Restricted Payment made to a Borrower, Parent Guarantor or Restricted Subsidiary pursuant to, or used to fund or effect, the Corporate Restructuring Transactions and the payment of fees and expenses related thereto;

(xii) Permitted Payments to Parent; and

(xiii) voluntary payments or purchases with respect to (A) the Existing Exit Term Loans and~~/or~~ the Existing Exit Notes and (B) the Exit Term Loans, the Exit Notes or any other Permitted Exit Financing Indebtedness (x) in an aggregate principal amount not to exceed $100,000,000 and (y) otherwise, subject to satisfying the Payment Conditions.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by such Parent Guarantor, such Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 10.01 will be determined by the Board of Directors of the Borrower Agent or any Parent Guarantor whose resolution with respect thereto will be delivered to the Administrative Agent. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million. Notwithstanding anything to the contrary and in addition to the foregoing, no Restricted Payments shall be made to any Unrestricted Subsidiaries with ABL Priority Collateral other than cash.

10.02 Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Borrower Agent and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries (except for waiving or deferring in the ordinary course of business subrogation and reimbursement rights in connection with the guarantee obligations permitted pursuant to Section 10.03);

(ii) make loans or advances to any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to any Parent Guarantor, the Borrower Agent or any of their Restricted Subsidiaries.

(b) The restrictions in Section 10.02 hereof will not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements governing Existing Indebtedness and the Exit Term Loan Credit Agreement and the Exit Notes Indenture as in effect on the First Amendment Effective ~~d~~Date ~~hereof~~ and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

(ii) this Agreement and the other Loan Documents;

(iii) agreements governing other Indebtedness permitted to be incurred pursuant to Section 10.03 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that (a) the restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (b) such encumbrances or restrictions will not materially affect the Borrowers’ ability to make payments may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors and Specified Foreign Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Pyxus Topco’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued (and all payments that would have been due with respect to such Indebtedness or preferred stock were paid and included in Fixed Charges to the extent applicable), as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 10.03(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries of Indebtedness and letters of credit under (A) the Exit Term Loan Credit Agreement ~~in an aggregate principal amount at any one time outstanding under this clause (A) not to exceed $213,417,750~~ and (B) the Exit Notes Indenture in an aggregate principal amount at any one time outstanding under this clause (~~B~~i) not to exceed an aggregate amount equal to $~~280,843,751 (and~~607,000,000, plus any interest that is paid in kind (and, in the case of each of the foregoing clauses (A) and (B), any Permitted Refinancing Indebtedness in respect thereof) (collectively, “Permitted Exit Financing Indebtedness”);

(ii) the incurrence by the Parent Guarantors, the Borrowers and their Restricted Subsidiaries of the Existing Indebtedness;

(iii) Indebtedness created hereunder and under the other Loan Documents;

(iv) the incurrence by any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries, in an aggregate principal amount, not to exceed $21.0 million at any time outstanding;

(v) the incurrence by any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 10.03(a) hereof or clauses (ii), (iii), (iv), (v) or (xvii) of this Section 10.03(b);

(vi) the incurrence by any Borrower, any Parent Guarantor and/or any of their Restricted Subsidiaries of intercompany Indebtedness from the Borrower Agent, any Parent Guarantor and/or any other Restricted Subsidiaries; provided, that any such Indebtedness shall be to the extent owed by the Borrower Agent or any Guarantor, unsecured and expressly subordinated to the prior payment in full in cash of all Obligations or any Guarantee thereof then due hereunder, in the case of the Borrower Agent or in the case of a Guarantor, as applicable; provided, that any such intercompany indebtedness incurred under intercompany notes existing on the Closing Date shall be permitted so long as such intercompany notes are so expressly subordinated within 30 days after the Closing Date; provided, further, that if as of any date any

(xiii) the incurrence by any Parent Guarantor, any Borrower or any of their Restricted Subsidiaries of Indebtedness owing under overdraft facilities in connection with cash management arrangements and other Bank Product Obligations;

(xiv) the incurrence by any Foreign Subsidiaries of additional Indebtedness in an aggregate amount (or accreted value, as applicable) at any time outstanding not to exceed the greater of (a) $~~875~~975 million and (b) the sum of (x) 65% of Eligible Inventory, plus (y) 65% of Permitted Advances on Purchases of Tobacco, plus (z) 85% of Eligible Receivables, and any Guarantees of such Indebtedness by the Borrower Agent;

(xv) unsecured Guarantees by any Parent Guarantor, any Borrower or any Restricted Subsidiary which are incurred in the ordinary course of business in an aggregate amount not to exceed $250.0 million in the aggregate at any time outstanding;

(xvi) Guarantees by any Parent Guarantor, any Borrower or any Restricted Subsidiary which are incurred in the ordinary course of business for the purpose of carrying unsold tobacco inventories held against Confirmed Orders and other Guarantees by any Parent Guarantor, any Borrower or any Restricted Subsidiary incurred in the ordinary course of business with respect to Uncommitted Inventories in an aggregate amount not to exceed the amount of such Uncommitted Inventories; and

(xvii) the incurrence by any Borrower, any Guarantor or any Specified Foreign Subsidiary of unsecured Indebtedness or Junior Lien Debt in an aggregate principal amount not to exceed $50.0 million at any time outstanding.

~~The~~Other than in connection with the exchange of Existing Exit Notes and Existing Exit Term Loans with New Notes and New Term Loans, as applicable, the Borrower Agent and the Parent Guarantors will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower Agent or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the ABL Facility and the Guarantees thereof on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower Agent or any Guarantor solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

For purposes of determining compliance with this Section 10.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above, or is entitled to be incurred pursuant to Section 10.03(a), hereof, the Borrower Agent will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 10.03. Permitted Exit Financing Indebtedness ~~under the Exit Notes Indenture shall be deemed to be incurred under the exception provided by clause (i)(B) of the definition of Permitted~~ Debt and may not be reclassified. Indebtedness under the ~~Exit Term Loan Credit Agreement~~ may be incurred solely under clause (i~~)(A~~) of the definition of Permitted Debt and may not be reclassified.

The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified reputable and solvent insurance company) equal to or greater than the Threshold Amount, and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty consecutive days; provided however that to the extent any judgment or decree shall be entered against the Borrowers (or any Borrower) involving an aggregate amount in excess of $5,000,000 and such judgment or decree shall result in the entry of a judgment Lien on the ABL Priority Collateral that has, or would after a period of time, have priority over the Lien in favor of Administrative Agent on the ABL Priority Collateral securing the Obligations, then Lenders shall not have any obligation to make any Revolving Loans or issue any Letter of Credit until such Lien is satisfied or terminated.

11.10 Change of Control. A Change of Control shall occur; or

11.11 Intercreditor Agreements. ~~The~~If the Intercreditor Agreements or any material provision thereof shall cease to be in full force or effect (except in accordance with its terms)~~,~~ or any Loan Party thereto shall deny or disaffirm their respective obligations thereunder; then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent or the Collateral Agent, as applicable, at the direction of the Required Lenders shall, by notice to the Borrower Agent, take any or all of the following actions, at the same or different times, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Loan Party (provided that, if any Event of Default specified in Section 11.05 shall occur with respect to the Borrower Agent, the result which would occur upon the giving of notice by the Administrative Agent as specific in clause (b) below shall occur automatically without the giving of any such notice): (a) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Unused Line Fee shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and ~~the Exit Notes and~~ all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party; (c) terminate any Letter of Credit which may be terminated in accordance with its terms; (d) direct the Borrower Agent to pay (and the Borrower Agent agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower Agent, it will pay) to the Collateral Agent such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower Agent and then outstanding; (e) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (f) enforce the Guarantee Agreement; and (g) apply any cash collateral held by the Collateral Agent pursuant to Section 5.02 to the repayment of the Obligations.

ARTICLE XII

The Administrative Agent and the Collateral Agent.

12.01 Appointment. The Lenders hereby irrevocably designate and appoint PNC Bank, National Association as Administrative Agent and as Collateral Agent to act as expressly set forth herein and in the other Loan Documents to which each such Agent is a party, as applicable. Each Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents to which such Agent is a party, and any instruments or agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their respective duties hereunder or under the other Loan Documents by or through its officers, directors, Agents, employees or affiliates. It is understood and agreed that the use of the term “Administrative Agent” such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

13.19 OTHER LIENS ON COLLATERAL; TERMS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT; ETC.

(a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE PERMITTED EXIT ~~NOTES DOCUMENTS, THE EXIT TERM LOAN DOCUMENTS AND ANY PERMITTED REFINANCING INDEBTEDNESS IN RESPECT THEREOF~~FINANCING INDEBTEDNESS, WHICH LIENS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.19 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE AGENTS NOR ANY OF THEIR AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT.

13.20 OTHER LIENS ON COLLATERAL; TERMS OF JUNIOR LIEN INTERCREDITOR AGREEMENT; ETC.

(a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE SECURED NOTES DOCUMENTS AND REFINANCING SECURED NOTES DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE JUNIOR LIEN INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE JUNIOR LIEN INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE JUNIOR LIEN INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS (OTHER THAN THE ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT), THE PROVISIONS OF THE JUNIOR LIEN INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address	BORROWERS:

8001 Aerial Center Parkway	PYXUS HOLDINGS, INC.
Morrisville, North Carolina 27560
Attention:	By:
Telephone No.:	Name:
Facsimile: 919-379-4131	Title:

ALLIANCE ONE INTERNATIONAL, LLC

8958 West Marlboro Road	By:
Farmville, NC 27828	Name:
Attention:	Title:
Telephone No.:
Facsimile:

ALLIANCE ONE NORTH AMERICA, LLC
8958 West Marlboro Road
Farmville, NC 27828
Attention:	By:
Telephone No.:	Name:
Facsimile:	Title:

2305 Baldree Road	ALLIANCE ONE SPECIALTY PRODUCTS, LLC
Wilson, NC 27893
Attention:
Telephone No.:	By:
Facsimile:	Name:
Title:

PARENT GUARANTORS:

8001 Aerial Center Parkway	PYXUS INTERNATIONAL, INC.
Morrisville, North Carolina 27560
Attention:
Telephone No.:	By:
Facsimile: 919-379-4131	Name:
Title:

[Signature Page to ABL Credit Agreement]

EXHIBIT B TO

AMENDMENT

Intercreditor Amendment

[Attached]

AMENDED AND RESTATED ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT1

AMENDED AND RESTATED ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT dated as of [            ], 2023 among PNC BANK, NATIONAL ASSOCIATION (“PNC”), as an ABL Agent, ALTER DOMUS (US) LLC (“Alter Domus”), as Pyxus Term Loan Administrative Agent, Intabex Term Loan Administrative Agent and Senior Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), not in its individual capacity but solely in its capacity as a Senior Notes Trustee under the Senior Notes Indenture (as defined below), PYXUS INTERNATIONAL, INC. (formerly known as Pyxus One, Inc.), a Virginia corporation (“New Pyxus Topco”), PYXUS PARENT, INC., a Virginia corporation (“New Pyxus Parent”; together with New Pyxus Topco, collectively the “Parent Guarantors”), PYXUS HOLDINGS, INC., a Virginia corporation (the “Company”), each New ABL Agent and New Term/Note Agent that becomes a party hereto pursuant to Section 9.3 below, and each other Subsidiary of New Pyxus Topco signatory hereto or that becomes a party hereto pursuant to Section 9.20 below.

RECITALS

A.    The Parent Guarantors, the Company, PNC, as an ABL Agent, Alter Domus as a term loan agent and Wilmington Trust as a notes trustee are party to that certain ABL/Term Loan/Notes Intercreditor Agreement dated as of August 24, 2020 (as amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified prior to the date hereof, the “Existing ABL/Term Loan/Notes Intercreditor Agreement”).

B.    The Parent Guarantors and the Company are party to that certain ABL Credit Agreement dated as of February 8, 2022 (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Initial ABL Credit Agreement” and as succeeded by (and including) any new credit or similar facility in accordance with Section 9.3(b), collectively with the Initial ABL Credit Agreement, the “ABL Credit Agreement”), among the borrowers party thereto, including the Parent Guarantors and the Company, the lenders party thereto from time to time, PNC, as administrative agent and collateral agent, and the other parties thereto.

C.    The Parent Guarantors, the Company and PNC are entering into that certain Limited Consent and Amendment to ABL Credit Agreement dated as of the date hereof.

D.    The Parent Guarantors and the Company are entering into that certain Second Amendment to Exit Term Loan Credit Agreement, dated as of the date hereof, amending that certain Exit Term Loan Credit Agreement, dated as of August 23, 2020 (as so amended and the same may be further amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Existing Term Loan Credit Agreement”), among the Parent Guarantors, the Company, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent, and the other parties thereto.

[1]

This draft assumes that the liens in respect of the Existing Notes will be released. If the liens in respect of the Existing Notes are not released, amendments will be made hereto in accordance with the descriptions set forth in the Offering Memorandum dated as of January 5, 2023.

E.    Intabex Netherlands B.V. (“Intabex”), the Company and the Parent Guarantors are entering into the Intabex Term Loan Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Intabex Term Loan Credit Agreement”), among the Parent Guarantors, the Company, Intabex, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent and the other parties thereto.

F.    The Company and the Parent Guarantors are entering into the Pyxus Term Loan Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Pyxus Term Loan Credit Agreement”), among the Company as borrower, the Parent Guarantors, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent and the other parties thereto.

G.    The Company and the Parent Guarantors are entering into the Indenture, dated as of the date hereof (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Indenture”), among the Company, as issuer, the Parent Guarantors, the other guarantors from time to time party thereto, the Senior Notes Trustee, and the Senior Collateral Agent, pursuant to which the Company issued 8.500% Senior Secured Notes due 2027 (including any additional notes issued from time to time thereunder, the “Senior Notes”).

H.    The Company and the Parent Guarantors are entering into the Intercreditor and Collateral Agency Agreement (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Intercreditor and Collateral Agency Agreement”) dated as of the date hereof, among the Company, the Parent Guarantors, each other grantor party thereto, Alter Domus as Pyxus Term Loan Administrative Agent, Intabex Term Loan Administrative Agent, Existing Term Loan Administrative Agent and Senior Collateral Agent, the Senior Notes Trustee and each other senior representative and junior representative from time to time party thereto, pursuant to which each secured party thereunder appointed Alter Domus as collateral agent for the applicable Term/Note Holders.

AGREEMENT

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, for themselves and on behalf of the Holders for whom such parties are representatives, intending to be legally bound, hereby agree to amend and restate the Existing ABL/Term Loan/Notes Intercreditor Agreement in its entirety as follows:

SECTION 1.    Definitions.

1.1    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agents” shall mean, collectively, (i) PNC, in its capacity as administrative agent and collateral agent for the ABL Lenders under the Initial ABL Credit Agreement and the other

ABL Loan Documents entered into pursuant to the Initial ABL Credit Agreement, together with its successors and permitted assigns under the Initial ABL Credit Agreement exercising substantially the same rights and powers (the “Initial ABL Agent”) and (ii) the administrative and/or collateral agents for any Future ABL Indebtedness.

“ABL Claims” shall mean the aggregate of (i) the principal amount of all Indebtedness (other than Hedging Obligations (as defined in the ABL Credit Agreement)) and the face amount of all letters of credit incurred under the Initial ABL Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the ABL Credit Agreement or the ABL Loan Documents, including all fees and expenses of the applicable ABL Agent and applicable ABL Lenders thereunder, (ii) the principal amount of all Future ABL Indebtedness plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the ABL Loan Documents, including all fees and expenses of the collateral agent for any Future ABL Indebtedness, (iii) Bank Product Obligations, and (iv) the maximum amount of all ABL Lender Hedging Obligations (calculated at any given date as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all ABL Lender Hedging Agreements underlying such ABL Lender Hedging Obligations were terminated as of such date), plus, in each case, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant ABL Loan Document whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“ABL Collateral” shall mean all of the assets of any Grantor party to any ABL Collateral Document, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to the ABL Agents under any of the ABL Collateral Documents.

“ABL Collateral Agreement” shall mean the Pledge and Security Agreement dated as of August 24, 2020, among the Parent Guarantors, the Company, the other Grantors party thereto, and PNC, as collateral agent for the secured parties referred to therein, as amended, restated, amended and restated, modified or replaced from time to time.

“ABL Collateral Documents” shall mean the ABL Collateral Agreement and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any ABL Claims or under which rights or remedies with respect to such Liens are at any time governed.

“ABL Credit Agreement” shall have the meaning set forth in the recitals.

“ABL Declined Lien” shall have the meaning set forth in Section 2.3 hereof.

“ABL Excluded Liens” shall have the meaning set forth in Section 2.3 hereof.

“ABL Lender Hedging Obligations” shall mean “Secured Hedging Obligations” as defined in the ABL Credit Agreement.

“ABL Lenders” shall mean the Persons holding ABL Claims, including the ABL Agents.

“ABL Loan Documents” shall mean (i) the ABL Credit Agreement, the ABL Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Obligation under the ABL Credit Agreement, (ii) each agreement, document or instrument providing for or evidencing an ABL Lender Hedging Obligation, (iii) any other document or instrument evidencing or governing any Future ABL Indebtedness, and (iv) any other related document or instrument executed or delivered pursuant to any document in subclause (i), (ii) or (iii) at any time or otherwise evidencing or securing any Obligation arising under any such ABL Loan Document.

“ABL Loan Parties” shall mean the “Loan Parties” as defined in the ABL Credit Agreement and/or, as applicable, any Subsidiary of New Pyxus Topco party to an ABL Loan Document.

“ABL Priority Collateral” shall mean all Common Collateral consisting of the following:

(1)

all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible)), other than Accounts and other rights to receive payments, indebtedness and other obligations which constitute identifiable Proceeds of the sale, license, assignment or other disposition of Term/Note Priority Collateral;

(2)	all Chattel Paper, other than Chattel Paper which constitutes identifiable proceeds of Term/Note Priority Collateral;

(3)

all (x) Deposit Accounts, collection accounts, disbursement accounts and lock boxes (other than the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral (or proceeds thereof)) and Term/Note Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto (other than the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral (or proceeds thereof)) and Term/Note Trust Monies), (y) Securities Accounts and Security Entitlements and Securities credited thereto (other than the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral (or proceeds thereof)) and Term/Note Trust Monies), and all cash, checks, marketable securities, Financial Assets and other property held therein or credited thereto, and (z) commodity accounts and all cash, marketable securities, Financial Assets and other property held therein or credited thereto;

(4)	all Inventory;

(5)	all Payment Intangibles (including corporate and other tax refunds) other than Payment Intangibles which constitute identifiable proceeds of Term/Note Priority Collateral;

(6)

to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Documents, General Intangibles (other than Intellectual Property), Instruments (including promissory notes), Commercial Tort Claims or other claims and causes of action, documents of title, customs receipts, insurance, shipping and other documents and other materials related to the foregoing (including to the purchase or import of any Inventory);

(7)	all Investment Property (other than Equity Interests of any direct or indirect Subsidiary of New Pyxus Topco);

(8)

to the extent relating to any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Supporting Obligations, Letter-of-Credit Rights, related letters of credit, guaranties and collateral liens;

(9)

all books and records relating to the items referred to in the preceding clauses (1) through (8) (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (8)); and

(10)

all substitutions, replacements, accessions, products and Proceeds (including, without limitation, Proceeds arising from the sale of any Accounts pursuant to a factoring, securitization, or other similar arrangement) of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets, income, royalties, payments, licensing, damages and Deposit Accounts constituting Proceeds of the foregoing.

For the avoidance of doubt, except as provided in Section 2.3, under no circumstances shall any assets expressly excluded from the ABL Collateral (including any assets that are subject to an ABL Declined Lien or an ABL Excluded Lien) pursuant to any ABL Collateral Document constitute ABL Priority Collateral.

“ABL Recovery” shall have the meaning set forth in Section 6.5(a).

“Accounts” shall mean all now present and future “accounts” (as defined in Article 9 of the UCC).

“Affiliate” shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alter Domus” shall have the meaning set forth in the preamble.

“Bank Product Obligations” shall mean “Bank Product Obligations” as such term is defined in the ABL Credit Agreement as in effect on the date hereof.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors (including any law or regulation pursuant to the UK Insolvency Regime) or any arrangement, scheme, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling or the assets or liabilities of New Pyxus Topco, the Grantors or any of their Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law, regulation or executive order to close.

“Cash Collateral” shall mean any Common Collateral consisting of Money or cash equivalents, any Security Entitlement and any Financial Assets.

“Commercial Tort Claims” shall mean all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Common Collateral” shall mean collateral that is (or is required pursuant to the Financing Documents to be) both ABL Collateral and Term/Note Collateral (excluding, (i) solely with respect to the applicable ABL Agent and the ABL Lenders, any ABL Collateral that is subject to an ABL Declined Lien or an ABL Excluded Lien and (ii) solely with respect to the applicable Term/Note Agent and Term/Note Parties, any Term/Note Collateral that is subject to a Term/Note Declined Lien). For the avoidance of doubt, Intabex Collateral (as defined in the Intercreditor and Collateral Agency Agreement as in effect on the date hereof) does not constitute Common Collateral.

“Company” shall have the meaning set forth in the recitals.

“Copyrights” shall have the meaning set forth in the definition of “Intellectual Property.”

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts.

“Designated ABL Agent” shall mean the Initial ABL Agent, or, if the Initial ABL Credit Agreement is no longer in effect, the ABL Agent under the then-outstanding ABL Credit Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“DIP Financing Liens” shall have the meaning set forth in Section 6.1.

“Discharge of ABL Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding ABL Claims and, with respect to letters of credit outstanding thereunder, termination, delivery of cash collateral (in accordance with the terms of the ABL Loan Documents) or backstop letters of credit in respect thereof in compliance with the ABL Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit thereunder; provided that the Discharge of ABL Claims shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or ABL Claims, subject to compliance with Section 9.3. In the event the ABL Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Term/Note Claims” shall mean except to the extent otherwise provided in Section 5.7 below, (a) payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Term/Note Claims and/or (b) the satisfaction and discharge or the legal defeasance and/or covenant defeasance of the Obligations in respect of all outstanding Term/Note Claims; provided that the Discharge of Term/Note Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Term/Note Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or Term/Note Claims, subject to compliance with Section 9.3. In the event the Term/Note Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Term/Note Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Equity Interests” shall have the meaning set forth in the Financing Documents and the Indenture on the date hereof.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)    the taking by any Holder of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b)    the exercise by any Holder of any remedy provided to a secured creditor on account of a Lien under any of the ABL Loan Documents or the Term/Note Documents, as applicable, under applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c)    the taking of any action by any Holder or the exercise of any right or remedy by any Holder in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the proceeds thereof;

(d)    the appointment, on the application of a Holder, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;

(e)    the sale, lease, license or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Holder or by any other means at the direction of a Holder permissible under applicable law;

(f)    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect other applicable law; and

(g)    the exercise by a Holder of any voting rights relating to any Equity Interests included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection, (ii) the exercise of rights pursuant to Section 5.03(d) of the Initial ABL Credit Agreement (or any substantially similar provision in any other ABL Credit Agreement) by the ABL Lenders during the continuance of a Dominion Period (as defined in the ABL Credit Agreement), including the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the applicable ABL Agent in accordance with Section 5.03(d) of the Initial ABL Credit Agreement (or any substantially similar provision in any other ABL Credit Agreement), (iii) the reduction of advance rates or sub-limits by any ABL Agent and the ABL Lenders, (iv) the establishment of collateral ineligibles, or other conditions for advances, (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance and (vi) the consent by the Designated ABL Agent to dispositions by any Grantor of any of the ABL Priority Collateral.

“Existing ABL/Term Loan/Notes Intercreditor Agreement” shall have the meaning set forth in the recitals.

“Existing Term Loan Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Existing Term Loan Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Existing Term Loan Credit Agreement or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Term Loan Representative thereunder, plus, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Existing Term Loan Credit Agreement whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Existing Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Financial Assets” shall mean all present and future “financial assets” (as defined in Article 8 of the UCC).

“Financing Documents” shall mean, collectively, the ABL Credit Agreement and the Term/Note Financing Documents.

“First Priority Agents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Agents and (b) any Term/Note Priority Collateral, the Term/Note Agents.

“First Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Claims and (b) any Term/Note Priority Collateral, the Term/Note Claims.

“First Priority Collateral” shall mean, with respect to (a) the Term/Note Agents and the Term/Note Holders, the ABL Priority Collateral and (b) the ABL Agents and the ABL Lenders, the Term/Note Priority Collateral.

“First Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Loan Documents and (b) any Term/Note Priority Collateral, the Term/Note Documents.

“First Priority Holders” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Lenders and (b) any Term/Note Priority Collateral, the Term/Note Holders.

“Future ABL Indebtedness” shall mean secured Indebtedness or Obligations (other than Term/Note Claims and ABL Claims contemplated by clause (i) of the definition of “ABL Claims”) of New Pyxus Topco and its Subsidiaries, including revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from (or sell such receivables to) lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), renew, extend, refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this definition, whether or not such increase, replacement, renewal, extension refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not simultaneously with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this definition.

“Future Secured Term/Note Claims” shall mean the aggregate of the principal amount of all Future Secured Term/Note Indebtedness together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Term/Note Financing Documents or other Term/Note Documents related to such Future Secured Term/Note Indebtedness, including all fees, expenses and indemnities of the applicable agents, trustees and collateral agents thereunder, plus, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Term/Note Financing Documents or other Term/Note Documents governing such Future Secured Term/Note Indebtedness whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Future Secured Term/Note Indebtedness” shall mean secured Indebtedness or Obligations, other than ABL Claims, of New Pyxus Topco and its Subsidiaries, including term loans, notes, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), renew, extend, refinance or refund in whole or in part from time to time any Term/Note Claims, whether or not such increase, replacement, renewal, extension refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not simultaneously with the repayment of the applicable Term/Note Claims or any under any other agreement or instrument.

“Grantors” shall mean the Parent Guarantors, the Company, and each of the Parent Guarantors’ other Subsidiaries that has executed and delivered an ABL Collateral Document and a Term/Note Collateral Document (for the avoidance of doubt, only if such Person has executed (or is required to execute) each of the foregoing).

“Holders” shall mean the collective reference to the ABL Lenders and the Term/Note Holders.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Financing Documents.

“Indenture” shall have the meaning set forth in the recitals.

“Initial ABL Agent” shall have the meaning set forth in clause (i) of the definition of the term “ABL Agents”.

“Initial ABL Credit Agreement” shall have the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case, procedure or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, recapitalization or adjustment or marshalling or the assets or liabilities, or other similar case or proceeding with respect to any Grantor or with respect to any of its assets or liabilities, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intabex” shall have the meaning set forth in the recitals.

“Intabex Term Loan Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Intabex Term Loan Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Intabex Term Loan Credit Agreement or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Term Loan Representative thereunder, plus, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Intabex Term Loan Credit Agreement whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Intabex Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A hereto or any other form of joinder as may be acceptable to each ABL Agent and each Term/Note Agent. Each ABL Agent and each Term/Note Agent are authorized and directed to execute and deliver any Intercreditor Agreement Joinder in the form of Exhibit A hereto without the consent of any other Holder.

“Intercreditor and Collateral Agency Agreement” shall have the meaning given hereto in the recitals.

“Inventory” shall mean as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired “inventory”, as defined in Article 9 of the UCC.

“Investment Property” shall mean all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Equity Interests held by each of the Grantors.

“Letter-of-Credit Rights” shall mean all present and future “letter-of-credit rights” (as defined in Article 9 of the UCC).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Money” shall mean all present and future “money” (as defined in Article 9 of the UCC).

“New ABL Agent” shall have the meaning set forth in Section 9.3(d)(ii).

“New Pyxus Parent” shall have the meaning set forth in the recitals.

“New Pyxus Topco” shall have the meaning set forth in the preamble.

“New Term/Note Agent” shall have the meaning set forth in Section 9.3(d)(ii).

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any ABL Loan Document or Term/Note Document, as applicable, include the obligations to pay principal, reimbursement obligations under letters of credit, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding whether or not a claim for post-filing interest is allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements and indemnities.

“Patents” shall have the meaning set forth in the definition of “Intellectual Property.”

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-of-Credit Rights, Deposit Accounts (other than the Term/Note Collateral Account and Term/Note Trust Monies), Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Common Collateral.

“Parent Guarantors” shall have the meaning set forth in the preamble.

“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of the ABL Agents (or their respective agents or bailees) or the Term/Note Agents (or their respective agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“PNC” shall have the meaning set forth in the preamble.

“Proceeds” shall mean all “proceeds” (as defined in Article 9 of the UCC), together with any distribution, payment or other property received on account of any claim secured by ABL Collateral or Term/Note Collateral constituting Common Collateral in any Insolvency or Liquidation Proceeding.

“Pyxus Term Loan Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Pyxus Term Loan Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Pyxus Term Loan Credit Agreement or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Term Loan Representative thereunder, plus, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Pyxus Term Loan Credit Agreement whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Pyxus Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority Agents” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Agents and (b) any Term/Note Priority Collateral, the ABL Agents.

“Second Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Claims and (b) any Term/Note Priority Collateral, the ABL Claims.

“Second Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Documents and (b) any Term/Note Priority Collateral, the ABL Loan Documents.

“Second Priority Holders” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Holders and (b) any Term/Note Priority Collateral, the ABL Lenders.

“Securities Accounts” shall mean all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies and “uncertificated securities” (each as defined in Article 8 of the UCC) and Security Entitlements contained therein.

“Securities” shall mean all present and future “Securities” (as defined in Article 8 of the UCC).

“Security Entitlements” shall mean all present and future “security entitlements” (as defined in Article 8 of the UCC).

“Senior Collateral Agent” shall mean, Alter Domus, in its capacity as a collateral agent for the Term/Note Claims, together with its successors and permitted exercising substantially the same rights and powers.

“Senior Notes” shall have the meaning set forth in the recitals.

“Senior Notes Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Indenture, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Indenture or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Senior Notes Trustee and Senior Collateral Agent thereunder, plus, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Indenture whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Senior Notes Trustee” shall mean, collectively, Wilmington Trust, in its capacity as a trustee under the Indenture and the other documents entered into pursuant to the Indenture, together with its successors and permitted assigns under the Indenture exercising substantially the same rights and powers.

“Specified ABL Hedging Agreement” shall mean each “Secured Hedging Agreement” as such terms are defined in the ABL Credit Agreement as in effect on the date hereof.

“Subsidiary” shall mean any “Subsidiary” of New Pyxus Topco under (and as defined in) each of the Financing Documents and the Indenture.

“Supporting Obligations” shall mean all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“Term/Note Agents” shall mean, collectively, (i) the Senior Collateral Agent, (ii) the Term Loan Representatives, (iii) the Senior Notes Trustee and (iv) the administrative agents, trustees and collateral agents for any Future Secured Term/Note Indebtedness.

“Term/Note Claims” shall mean (i) the Pyxus Term Loan Claims, (ii) the Intabex Term Loan Claims, (iii) the Existing Term Loan Claims, (iv) the Senior Notes Claims and any (v) Future Secured Term/Note Claims.

“Term/Note Collateral” shall mean all of the assets of any Grantor party to any Term/Note Collateral Document, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to any Term/Note Agent under any of the Term/Note Collateral Documents.

“Term/Note Collateral Account” shall mean any deposit account or securities account required to be established pursuant to the Term/Note Documents solely for purposes of holding Term/Note Priority Collateral pending application as required under the Term/Note Documents (it being understood that ABL Priority Collateral deposited in a Term/Note Collateral Account shall continue to be ABL Priority Collateral).

“Term/Note Collateral Agreement” shall mean the [Amended and Restated Pledge and Security Agreement], dated as of the date hereof, among the Parent Guarantors, the Company, the other Grantors party thereto, and the Senior Collateral Agent for the benefit of the secured parties referred to therein.

“Term/Note Collateral Documents” shall mean the Term/Note Collateral Agreement and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any Term/Note Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Term/Note Declined Lien” shall have the meaning set forth in Section 2.3(b) hereof.

“Term/Note Documents” shall mean (i) the Term/Note Financing Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Term/Note Claims, (ii) any other document or instrument evidencing or governing any Future Secured Term/Note Indebtedness, (iii) any other related document or instrument executed or delivered pursuant to any document in subclause (i) or (ii) at any time or otherwise evidencing or securing any Obligation arising under any such Term/Note Document and (iv) the Intercreditor and Collateral Agency Agreement.

“Term/Note Financing Documents” shall mean, collectively, the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement, the Existing Term Loan Credit Agreement, the Indenture and any credit agreement, indenture or any other financing agreement that is entered into by the Company or any other Grantor in connection with its incurrence of any Future Secured Term/Note Indebtedness.

“Term/Note Holders” shall mean the Persons holding Term/Note Claims, including the Term/Note Agents.

“Term/Note Only Grantors” shall mean all Term/Note Parties that are not required to be “Subsidiary Guarantors” pursuant to the Initial ABL Credit Agreement.

“Term/Note Parties” shall mean [the “Pledgors”] as defined in the Term/Note Collateral Documents.

“Term/Note Priority Collateral” shall mean all Common Collateral other than ABL Priority Collateral (and specifically including the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral) and Term/Note Trust Monies), and all collateral security and guarantees with respect to any Term/Note Priority Collateral and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as Proceeds of any Term/Note Priority Collateral. For the avoidance of doubt, except as provided in Section 2.3, under no circumstances shall any assets expressly excluded from the Term/Note Priority Collateral pursuant to any Term/Note Document constitute Term/Note Priority Collateral.

“Term/Note Recovery” shall have the meaning set forth in Section 6.5(b).

“Term/Note Trust Monies” shall mean any Term/Note Priority Collateral required pursuant to the Term/Note Documents to be deposited into a Term/Note Collateral Account.

“Term Loan Representatives” shall mean, collectively, (i) Alter Domus, in its capacity as administrative agent for the lenders under the Pyxus Term Loan Credit Agreement, (ii) Alter Domus, in its capacity as administrative agent for the lenders under the Intabex Term Loan Credit Agreement, (iii) Alter Domus, in its capacity as administrative agent for the lenders under the Existing Term Loan Credit Agreement and (iv) each of the successors and permitted assigns of the foregoing under the respective Financing Documents exercising substantially the same rights and powers.

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property.”

“UK Insolvency Regime” means any law (including, for the avoidance of doubt, common law) or regulation in effect at the relevant time in the jurisdiction of England and Wales which relates to any corporate action, legal proceeding or other formal procedure in respect of:

(a)    the suspension of payments, a moratorium of debts generally, a moratorium of indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Person;

(b)    a composition, compromise, assignment or arrangement with the creditors of any Person;

(c)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Person or any of its assets (in each case, other than in respect of a solvent liquidation); or

(d)    enforcement of any Lien over the assets of any Person.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Wilmington Trust” shall have the meaning set forth in the preamble.

1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, renewed, restated, extended, supplemented, or otherwise modified or as the indebtedness in respect of which is, replaced, renewed, extended, refunded or refinanced in whole or in part, in each case in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive. All capitalized terms not defined herein or by reference to another agreement shall have the meaning assigned to such term in the UCC. The term “Instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 2.    Lien Priorities.

2.1    Subordination of Liens. Notwithstanding (a) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency or failure to attach or perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of any of the foregoing) of any Liens granted to (i) the ABL Agents or the ABL Lenders on the Common Collateral or (ii) the Term/Note Agents or the Term/Note Holders on the Common Collateral, (b) any provision of the UCC, the Bankruptcy Code, or any applicable law or the ABL Loan Documents or the Term/Note Documents, (c) whether an ABL Agent, a Term/Note Agent, any Term/Note Holder, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (d) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (e) any other circumstance of any kind or nature whatsoever, each ABL Agent, on behalf of itself and each ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, hereby agrees that:

(i)    any Lien on the ABL Priority Collateral securing any ABL Claims now or hereafter held by or on behalf of an ABL Agent or any ABL Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Term/Note Claims, and any Lien on the ABL Priority Collateral securing any Term/Note Claims now or hereafter held by or on behalf of a Term/Note Agent, any Term/Note Holder, or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims;

(ii)    any Lien on the Term/Note Priority Collateral securing any Term/Note Claims now or hereafter held by or on behalf of a Term/Note Agent or any Term/Note Holders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Term/Note Priority Collateral securing any ABL Claims and any Lien on the Term/Note Priority Collateral securing ABL Claims now or hereafter held by or on behalf of an ABL Agent or any ABL Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term/Note Priority Collateral securing any Term/Note Claims; and

(iii)    all Liens on the ABL Priority Collateral securing any ABL Claims shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term/Note Claims for all purposes, whether or not such Liens securing any ABL Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person, and all Liens on the Term/Note Priority Collateral securing any Term/Note Claims shall be and remain senior in all respects and prior to all Liens on the Term/Note Priority Collateral securing any ABL Claims for all purposes, whether or not such Liens securing any Term/Note Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2    Prohibition on Contesting Liens. Each ABL Agent, for itself and on behalf of each ABL Lender, and each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any ABL Claims held (or purported to be held) by or on behalf of any ABL Agent or any ABL Lender or any agent or trustee therefor in any Common Collateral or (b) a Lien securing any Term/Note Claims held (or purported to be held) by or on behalf of any Term/Note Agent or any Term/Note Holder in any Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed (x) to prevent or impair the rights of any ABL Agent or any ABL Lender to enforce this Agreement (including the priority of the Liens securing the ABL Claims as provided in Section 2.1 with respect to any ABL Priority Collateral) or any of the ABL Loan Documents or (y) to prevent or impair the rights of any Term/Note Agent or any Term/Note Holder to enforce this Agreement (including the priority of the Liens securing the Term/Note Claims as provided in Section 2.1 with respect to any Term/Note Priority Collateral) or any of the Term/Note Documents.

2.3    No New Liens.

(a)    So long as the Discharge of ABL Claims has not occurred, each Term/Note Agent agrees, for itself and on behalf of each applicable Term/Note Holder, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Term/Note Claims that, to the extent permissible under applicable law, are not also subject to the Lien in respect of the ABL Claims under the ABL Loan Documents; provided that (i) this provision will not be violated with respect to any ABL Claims if each ABL Agent is given a reasonable opportunity to accept a Lien on any asset or property and such ABL Agent states in writing that the ABL Loan Documents in respect thereof prohibit such ABL Agent from accepting a Lien on such asset or property or such ABL Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, an “ABL Declined Lien”) and (ii) this provision shall not apply to a Lien in favor of any Term/Note Agent, for the benefit of the Term/Note Holders, over the assets of the Term/Note Only Grantors (the Liens in this clause (ii), the “ABL Excluded Liens”). If a Term/Note Agent or any Term/Note Holder shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of the ABL Claims under the ABL Loan Documents (other than an ABL Declined Lien or an ABL Excluded Lien), then the applicable Term/Note Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of any ABL Agent as security for the ABL Claims (subject to the Lien priority and other terms hereof).

(b)    So long as the Discharge of Term/Note Claims has not occurred, each ABL Agent agrees, for itself and on behalf of each applicable ABL Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any ABL Claims that, to the extent permissible under applicable law, are not also subject to the Liens in respect of the Term/Note Claims under the Term/Note Documents; provided that this provision will not be violated with respect to any Term/Note Claims if each applicable Term/Note Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Term/Note Agent states in writing that the Term/Note Documents in respect thereof prohibit such Term/Note Agent from accepting a Lien on such asset or property or such Term/Note Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Term/Note Declined Lien”). If any ABL Agent or any ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Liens in respect of the Term/Note Claims under the Term/Note Documents (other than a Term/Note Declined Lien), then the applicable ABL Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Term/Note Agents as security for the Term/Note Claims (subject to the Lien priority and other terms hereof).

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1 and the application of the proceeds thereof shall be effected in accordance with Section 4.2 and 4.3. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available thereunder, the ABL Agents, on behalf of the ABL Lenders, and the Term/Note Agents, on behalf of the Term/Note Holders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.4.

2.4    Perfection of Liens. Subject to Section 5.5, no First Priority Agent nor any First Priority Holder shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Holders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Lenders as a class on the one hand, and the Term/Note Holders, as a class on the other hand, and shall not impose on the ABL Agents, the Term/Note Agents, the ABL Lenders, the Term/Note Holders, any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5    Waiver of Marshalling.

(a)    Until the Discharge of ABL Claims, each Term/Note Agent, on behalf of itself and the applicable Term/Note Holders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the ABL Priority Collateral.

(b)    Until the Discharge of Term/Note Claims, each ABL Agent, on behalf of itself and the ABL Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term/Note Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term/Note Priority Collateral.

2.6    Certain Collateral. Notwithstanding anything herein or in any other document or agreement to the contrary, (a) the assets that are subject to an ABL Declined Lien or an ABL Excluded Lien shall not secure the ABL Claims and (b) the assets that are subject to a Term/Note Declined Lien shall not secure the Term/Note Claims.

SECTION 3.    Enforcement.

3.1    Exercise of Remedies.

(a)    So long as the Discharge of ABL Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 5.6, (i) no Term/Note Agent or Term/Note Holder will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff, recoupment or the right to credit bid debt, if any) with respect to any ABL Priority Collateral, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or action brought with respect to the ABL Priority Collateral by an ABL Agent or any ABL Lender in respect of the ABL Claims, the exercise of any right by an ABL Agent or any ABL Lender (or any agent or sub-agent on their behalf) in respect of the ABL Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which a Term/Note Agent or any Term/Note Holder either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise in respect of ABL Claims, or (z) object to any waiver or the forbearance by the ABL Lenders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the ABL Priority Collateral or any other collateral in respect of ABL Claims and (ii) except as otherwise provided herein, the ABL Agents and the ABL Lenders shall have the exclusive right (as between any ABL Agent and any ABL Lender, on the one hand, and any Term/Note Agent and any Term/Note Holder, on the other hand) to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Term/Note Agent or any Term/Note Holder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, a Term/Note Agent may file a proof of claim or statement of interest with respect to the applicable Term/Note Claims and (B) a Term/Note Agent may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Claims, or the rights of the ABL Agents or the ABL Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the ABL Priority Collateral; provided, further, that any Term/Note Agent or any Term/Note Holder may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (I) the date on which a Term/Note Agent declared the existence of an “Event of Default” under the applicable Term/Note Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Term/Note Claims, and demanded payment thereof and (II) the date on which each of the ABL Agents has received notice thereof from such Term/Note Agent; provided, further, however, that neither any Term/Note Agent nor any other Term/Note Holder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, any ABL Agent or any ABL Lender (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term/Note Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. In exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Agents and the ABL Lenders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral or other collateral upon foreclosure, to credit bid for such ABL Priority Collateral, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)    So long as the Discharge of Term/Note Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 5.6, (i) no ABL Agent or ABL Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff, recoupment or the right to credit bid, if any) with respect to any Term/Note Priority Collateral, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or action brought with respect to the Term/Note Priority Collateral by a Term/Note Agent or any Term/Note Holder in respect of the Term/Note Claims, the exercise of any right by a Term/Note Agent or any Term/Note Holder (or any agent or sub-agent on their behalf) in respect of the Term/Note Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which an ABL Agent or any ABL Lender either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Term/Note Priority Collateral under the Term/Note Documents or otherwise in respect of Term/Note Claims, or (z) object to any waiver or the forbearance by the Term/Note Holders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the Term/Note Priority Collateral or any other collateral in respect of Term/Note Claims and (ii) except as otherwise provided herein, the Term/Note Agents and the Term/Note Holders shall have the exclusive right (as between any Term/Note Agent and the Term/Note Holders, on the one hand, and any ABL Agent and any ABL Lender, on the other hand) to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Term/Note Priority Collateral without any consultation with or the consent of any ABL Agent or any ABL Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, an ABL Agent may file a proof of claim or statement of interest with respect to the applicable ABL Claims and (B) an ABL Agent may take any action (not adverse to the prior Liens on the Term/Note Priority Collateral securing the Term/Note Claims, or the rights of the Term/Note Agents or the Term/Note Holders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Term/Note Priority Collateral; provided, further, that an ABL Agent or any ABL Lender may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (I) the date on which an ABL Agent declared the existence of an “Event of Default” under the applicable ABL Loan Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Claims, and demanded payment thereof and (II) the date on which each of the Term/Note Agents have received notice thereof from such ABL Agent; provided, further, however, that neither any ABL Agent nor any other ABL Lender shall exercise any rights or remedies with respect to the Term/Note Priority Collateral if, notwithstanding the expiration of such 180-day period, any Term/Note Agent or any Term/Note Holder (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the Term/Note Priority Collateral (prompt written notice of such exercise to be given to the ABL Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. In exercising rights and remedies with respect to the Term/Note Priority Collateral, the Term/Note Agents and the Term/Note Holders may enforce the provisions of the Term/Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term/Note Priority Collateral or other collateral upon foreclosure, to credit bid for such Term/Note Priority Collateral, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)    So long as the Discharge of ABL Claims has not occurred, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any ABL Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(a), the sole right (as between any ABL Agent and any ABL Lender, on the one hand, and any Term/Note Agent and the Term/Note Holders, on the other hand) of each Term/Note Agent and the Term/Note Holders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term/Note Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Claims has occurred.

(d)    So long as the Discharge of Term/Note Claims has not occurred, each ABL Agent, on behalf of itself and each applicable ABL Lender agrees that it will not take or receive any Term/Note Priority Collateral or any proceeds of Term/Note Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Term/Note Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Term/Note Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(b), the sole right (as between any Term/Note Agent and the Term/Note Holders, on the one hand, and any ABL Agent and any ABL Lender, on the other hand) of each ABL Agent and the ABL Lenders with respect to the Term/Note Priority Collateral is to hold a Lien on the Term/Note Priority Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term/Note Claims has occurred.

(e)    Subject to the provisos in clause (ii) of Section 3.1(a) above and Section 5.6, (i) each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, agrees that the Term/Note Agents and the Term/Note Holders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any ABL Agent or the ABL Lenders with respect to the ABL Priority Collateral under the ABL Loan Documents, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and (ii) each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, hereby waives any and all rights it or any such Term/Note Holder may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agents or the ABL Lenders seek to enforce or collect the ABL Claims with respect to the ABL Priority Collateral or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agents or ABL Lenders is adverse to the interests of the Term/Note Holders.

(f)    Subject to the provisos in clause (ii) of Section 3.1(b) above and Section 5.6, (i) each ABL Agent, for itself and on behalf of each applicable ABL Lender, agrees that the ABL Agents and the ABL Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any Term/Note Agent or the Term/Note Holders with respect to the Term/Note Priority Collateral under the Term/Note Documents, including any sale, lease, exchange, transfer or other disposition of the Term/Note Priority Collateral, whether by foreclosure or otherwise, and (ii) each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby waives any and all rights it or any ABL Lender may have as a junior lien creditor or otherwise to object to the manner in which the Term/Note Agents or the Term/Note Holders seek to enforce or collect the Term/Note Claims with respect to the Term/Note Priority

Collateral or the Liens granted in any of the Term/Note Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term/Note Agents or Term/Note Holders is adverse to the interests of the ABL Lenders.

(g)    Each Term/Note Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Term/Note Document shall be deemed to restrict in any way the rights and remedies of the ABL Agents or the ABL Lenders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents.

(h)    Each ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Term/Note Agents or the Term/Note Holders with respect to the Term/Note Priority Collateral as set forth in this Agreement and the Term/Note Documents.

3.2    Cooperation.

(a)    Subject to the provisos in clause (ii) of Section 3.1(a), each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that, unless and until the Discharge of ABL Claims has occurred, it will not commence, or join with any Person (other than the ABL Lenders and the ABL Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Priority Collateral under any of the applicable Term/Note Documents or otherwise in respect of the applicable Term/Note Claims relating to the ABL Priority Collateral.

(b)    Subject to the provisos in clause (ii) of Section 3.1(b), each ABL Agent, on behalf of itself and each ABL Lender, agrees that, unless and until the Discharge of Term/Note Claims has occurred, it will not commence, or join with any Person (other than the Term/Note Holders and the Term/Note Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Term/Note Priority Collateral under any of the applicable ABL Loan Documents or otherwise in respect of the applicable ABL Claims relating to the Term/Note Priority Collateral.

3.3    Actions Upon Breach.

(a)    If any Term/Note Holder, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the ABL Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(a)(ii)), this Agreement shall create an irrebuttable presumption and admission by such Term/Note Holder that relief against such Term/Note Holder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Lenders, it being understood and agreed by each Term/Note Agent on behalf of each applicable Term/Note Holder that (i) the ABL Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term/Note Holder waives any defense that the Grantors and/or the ABL Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(b)    If any ABL Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Term/Note Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(b)(ii)), this Agreement shall create an irrebuttable presumption and admission by such ABL Lender that relief against such ABL Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term/Note Holders, it being understood and agreed by each ABL Agent on behalf of each applicable ABL Lender that (i) the applicable Term/Note Holders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Lender waives any defense that the Grantors and/or the Term/Note Holders cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4.    Payments.

4.1    Revolving Nature of ABL Claims. Each Term/Note Agent, for and on behalf of itself and each applicable Term/Note Holder, expressly acknowledges and agrees that (i) as of the date hereof, the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the applicable ABL Agent under the ABL Credit Agreement and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by any ABL Agent upon any portion of the Common Collateral in connection with a permitted disposition under the ABL Credit Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the ABL Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Claims may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Claims may be increased and, subject to Section 9.3, replaced or Refinanced, in each event, without notice to or consent by the Term/Note Holders and without affecting the provisions hereof (but, subject to the terms of this Agreement, without waiver of any rights or remedies any Term/Note Agent or Term/Note Holder may have against any Grantor pursuant to the Term/Note Documents); and (iii) all Payment Collateral or Cash Collateral received by any ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Claims at any time; provided, however, that from and after the date on which an ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by any ABL Agent or any ABL Lender in respect of any ABL Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the ABL Claims, the Term/Note Claims, or any portion thereof, in each case, except in accordance with Section 9.3 (to the extent applicable).

4.2    Application of Proceeds of ABL Priority Collateral. Each ABL Agent, on behalf of itself and each ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, hereby agrees that the ABL Priority Collateral or proceeds thereof, regardless of source or form, received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon the Exercise of Any Secured Creditor Remedies (whether during an Insolvency or Liquidation Proceeding or otherwise), or in connection with any distribution on account of ABL Priority Collateral (or any claim secured thereby) upon a sale or other disposition outside the ordinary course of business during the continuance of an Event of Default under the ABL Loan Documents or in an Insolvency or Liquidation Proceeding, shall be applied:

first, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred,

second, to the payment of the Term/Note Claims in accordance with the Term/Note Documents and the Intercreditor and Collateral Agency Agreement until a Discharge of Term/Note Claims has occurred, and third, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.3    Application of Proceeds of Term/Note Priority Collateral. Each ABL Agent, on behalf of itself and each applicable ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, hereby agrees that the Term/Note Priority Collateral or proceeds thereof, regardless of source or form, received in connection with the sale or other disposition of, or collection on, such Term/Note Priority Collateral upon the Exercise of Any Secured Creditor Remedies (whether during an Insolvency or Liquidation Proceeding or otherwise), or in connection with any distribution on account of Term/Note Priority Collateral (or any claim secured thereby) upon a sale or other disposition outside the ordinary course of business during the continuance of an Event of Default under the Term/Note Documents or in an Insolvency or Liquidation Proceeding, shall be applied:

first, to the payment of the Term/Note Claims in accordance with the Term/Note Documents and Intercreditor and Collateral Agency Agreement until a Discharge of Term/Note Claims has occurred,

second, to the extent such Term/Note Priority Collateral is ABL Collateral, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred, and third, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.4    Payments Over.

(a)    Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any ABL Priority Collateral or proceeds thereof received by a Term/Note Agent or any Term/Note Holder in connection with the exercise of any post-default right or remedy (including setoff or recoupment) relating to any such ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated ABL Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated ABL Agent is hereby authorized to make any such endorsements as agent for each Term/Note Agent or any such Term/Note Holder. This authorization is coupled with an interest and is irrevocable.

(b)    Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Term/Note Priority Collateral or proceeds thereof received by an ABL Agent or any ABL Lender in connection with the exercise of any post-default right or remedy (including setoff or recoupment) relating to any such Term/Note Priority Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Collateral Agent (and/or its designees) for the benefit of the Term/Note Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for each ABL Agent or any such ABL Lender. This authorization is coupled with an interest and is irrevocable.

(c)    Promptly upon the Discharge of ABL Claims, the ABL Agents shall deliver written notice confirming the same to the Term/Note Agents; provided that the failure to give any such notice shall not result in any liability of the ABL Agents or the other ABL Lenders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term/Note Claims, the applicable Term/Note Agents shall deliver written notice confirming the same to the ABL Agents; provided that the failure to give any such notice shall not result in any liability of the Term/Note Agents or the Term/Note Holders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

4.5    Application of Proceeds of Mixed Collateral. Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term/Note Priority Collateral, in the event that Proceeds of Common Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Common Collateral that involves a combination of ABL Priority Collateral and Term/Note Priority Collateral, (i) the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts, which amount shall be equal to the face amount of such Accounts) and (ii) the portion of such Proceeds that shall be allocated as Proceeds of Term/Note Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such Term/Note Priority Collateral. In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term/Note Priority Collateral, to the extent Proceeds of Common Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Equity Interests of any Subsidiary of New Pyxus Topco that is a Grantor or all or substantially all of the assets of any such Subsidiary, such Proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts (excluding any rights to payment for any property which specifically constitutes Term/Note Priority Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of) and the net book value of the Inventory owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1) and otherwise in the case of all other assets not described in clause (1), Term/Note Priority Collateral. In the event that amounts are received in respect of Equity Interests of, or intercompany loans issued to, any Grantor that holds Common Collateral in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of ABL Priority Collateral and Term/Note Priority Collateral and shall be allocated as Proceeds of ABL Priority Collateral and Term/Note Priority Collateral in proportion to the ABL Priority Collateral and Term/Note Priority Collateral owned at such time by the issuer of such Equity Interests or intercompany loans (with such proportion to be determined in the same manner as is set forth in the immediately preceding sentence as it relates to a sale or disposition of Equity Interests).

SECTION 5.    Other Agreements.

5.1    Releases.

(a)    If, at any time any Grantor or the holder of any ABL Claim delivers notice to the Term/Note Agents that any specified ABL Priority Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of Equity Interests in any Subsidiary, any ABL Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof):

(i)    by the owner of such ABL Priority Collateral in a transaction permitted under each of the Financing Documents and not prohibited under any other ABL Loan Document (if any) or any other Term/Note Document (if any); or

(ii)    during the existence of any Event of Default under (and as defined in) the ABL Credit Agreement (or any other definitive documentation governing Future ABL Indebtedness) by the owner of such ABL Priority Collateral (to the extent the applicable ABL Agents have consented to such sale, transfer or disposition) or by an ABL Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Term/Note Holders upon such ABL Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Priority Collateral securing ABL Claims are released and discharged. Upon delivery to each Term/Note Agent of a notice from the applicable ABL Agent stating that any release of Liens by the ABL Agents securing or supporting the ABL Claims on any ABL Priority Collateral has become effective (or shall become effective upon each Term/Note Agent’s release), each applicable Term/Note Agent will promptly execute and deliver, and authorize the filing of, such instruments, releases, termination statements or other documents (including UCC-3 termination statements, mortgage releases and termination of USPTO and Copyright filings) in all relevant jurisdictions confirming such release on customary terms at the request and expense of the Company.

Each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, hereby irrevocably constitutes and appoints each ABL Agent and any officer or agent of such ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Term/Note Agent or such Term/Note Holder or in such ABL Agent’s own name, from time to time in such ABL Agent’s determination, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1(a), including authorizing the filing of any termination statements, endorsements or other instruments of transfer or release; provided that the applicable ABL Agent shall not exercise such power of attorney unless the Term/Note Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the applicable ABL Agent.

(b)    Subject to Section 5.6, if, at any time any Grantor or the holder of any Term/Note Claim delivers notice to the ABL Agents that any specified Term/Note Priority Collateral (including all or substantially all of the Equity Interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of Equity Interests in any Subsidiary, any Term/Note Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:

(i)    by the owner of such Term/Note Priority Collateral in a transaction permitted under each of the Financing Documents and the Indenture and not prohibited under any other Term/Note Document (if any) and ABL Loan Document (if any); or

(ii)    during the existence of any Event of Default under (and as defined in) the Term/Note Financing Documents by the owner of such Term/Note Priority Collateral (to the extent the applicable Term/Note Agents have consented to such sale, transfer or disposition) or by a Term/Note Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the ABL Lenders upon such Term/Note Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Term/Note Priority Collateral securing Term/Note Claims are released and discharged. Upon delivery to each ABL Agent of a notice from the applicable Term/Note Agent stating that any release of Liens by the Term/Note Agents securing or supporting the Term/Note Claims on any Term/Note Priority Collateral has become effective (or shall become effective upon each ABL Agent’s release), each ABL Agent will promptly execute and deliver, and authorize the filing of, such instruments, releases, termination statements or other documents (including UCC-3 termination statements, mortgage releases and termination of USPTO and Copyright filings) in all relevant jurisdictions confirming such release on customary terms at the request and expense of the Company.

Each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby irrevocably constitutes and appoints each Term/Note Agent and any officer or agent of such Term/Note Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such ABL Agent or such ABL Lender or in such Term/Note Agent’s own name, from time to time in such Term/Note Agent’s determination, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1(b), including authorizing the filing of any termination statements, endorsements or other instruments of transfer or release; provided that the applicable Term/Note Agent shall not exercise such power of attorney unless the ABL Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the applicable Term/Note Agent.

(c)    Unless and until the Discharge of ABL Claims has occurred, each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, hereby consents to the application, whether prior to or after a default, of proceeds of ABL Priority Collateral to the repayment of ABL Claims pursuant to the ABL Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Term/Note Agents or the Term/Note Holders to receive proceeds in connection with the Term/Note Claims not otherwise in contravention of this Agreement.

(d)    Unless and until the Discharge of Term/Note Claims has occurred, each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby consents to the application, whether prior to or after a default, of proceeds of Term/Note Priority Collateral to the repayment of Term/Note Claims pursuant to the Term/Note Financing Documents; provided that nothing in this Section 5.1(d) shall be construed to prevent or impair the rights of the ABL Agents or the ABL Lenders to receive proceeds in connection with the ABL Claims not otherwise in contravention of this Agreement.

5.2    Insurance.

(a)    Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of casualty insurance proceeds.

(b)    Unless and until the Discharge of ABL Claims has occurred, the ABL Agents and the ABL Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term/Note Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term/Note Priority Collateral, and if the applicable ABL Agents and the applicable Term/Note Agent(s) are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of ABL Claims has occurred, all proceeds of any such policy and any such award if in respect of the ABL Priority Collateral shall be paid in accordance with the terms of Section 4.2. If a Term/Note Agent or any Term/Note Holder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the applicable ABL Agent in accordance with the terms of Section 4.4.

(c)    Unless and until the Discharge of Term/Note Claims has occurred, the Term/Note Agents and the Term/Note Holders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term/Note Documents, to adjust settlement for any insurance policy covering the Term/Note Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Term/Note Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term/Note Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term/Note Priority Collateral, and if the applicable ABL Agents and the applicable Term/Note Agents are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of Term/Note Claims has occurred, all proceeds of any such policy and any such award if in respect of the Term/Note Priority Collateral shall be paid in accordance with the terms of Section 4.3. If an ABL Agent or any ABL Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the applicable Term/Note Agent in accordance with the terms of Section 4.4.

5.3    Amendments to ABL Loan Documents and Term/Note Documents.

(a)    Each Term/Note Agent, on behalf of itself and the applicable Term/Note Holders, hereby agrees that, without affecting the obligations of the Term/Note Agents and the Term/Note Holders hereunder, each ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole determination without the consent of or notice to any Term/Note Agent or any Term/Note Holder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Term/Note Agent or any Term/Note Holder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the ABL Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the ABL Loan Documents or any of the ABL Loan Documents;

(ii)    retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the ABL Claims, and in connection therewith to enter into any additional ABL Loan Documents;

(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Claims;

(iv)    subject to Section 5.1, release its respective Lien on any Common Collateral or other property;

(v)    exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi)    retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Claims; and

(vii)    otherwise administer the ABL Claims as the applicable ABL Agent shall determine.

(b)    Each ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agents and the ABL Lenders hereunder, each Term/Note Agent and the Term/Note Holders may, at any time and from time to time, in their sole determination without the consent of or notice to an ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to an ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Term/Note Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the Term/Note Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Term/Note Documents or any of the Term/Note Documents;

(ii)    retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the Term/Note Claims, and in connection therewith to enter into any additional Term/Note Documents;

(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term/Note Claims;

(iv)    subject to Section 5.1, release its respective Lien on any Common Collateral or other property;

(v)    exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi)    retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term/Note Claims; and

(vii)    otherwise administer the Term/Note Claims as the applicable Term/Note Agent shall determine.

(c)    The ABL Claims and the Term/Note Claims may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Loan Document or any Term/Note Document) of the ABL Agents, the ABL Lenders, the Term/Note Agents or the Term/Note Holders, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) comply with Section 9.3 (to the extent applicable), and any such Refinancing transaction shall be in accordance with any applicable provisions of the ABL Loan Documents and the Term/Note Documents.

5.4    Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Holders may exercise rights and remedies as an unsecured creditor against New Pyxus Topco, any Grantor or any Subsidiary that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Holder of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Holder of rights or remedies as a secured creditor in respect of the applicable portion of the Common Collateral or (b) enforcement in contravention of this Agreement or any other applicable intercreditor agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Holder becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agents or the ABL Lenders may have with respect to the ABL Priority Collateral, or any rights or remedies the Term/Note Agents or the Term/Note Holders may have with respect to the Term/Note Priority Collateral.

5.5    First Priority Agent as Gratuitous Bailee for Perfection.

(a)    Each ABL Agent agrees to hold the Pledged Collateral that is part of the ABL Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Term/Note Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Term/Note Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC). Each Term/Note Agent agrees to hold the Pledged Collateral that is part of the Term/Note Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC).

(b)    (i) Each ABL Agent agrees to hold the Deposit Account Collateral that is part of the ABL Collateral and controlled by such ABL Agent as gratuitous agent for each Term/Note Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term/Note Collateral Documents, subject to the terms and conditions of this Section 5.5 and (ii) each Term/Note Agent agrees to hold the Deposit Account Collateral that is part of the Term/Note Priority Collateral and controlled by such Term/Note Agent as gratuitous agent for each ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c)    Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of ABL Claims has occurred, each ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens under the Term/Note Collateral Documents did not exist. The rights of each Term/Note Agent and the Term/Note Holders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement. Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of Term/Note Claims has occurred, each Term/Note Agent shall be entitled to deal with the Pledged Collateral constituting Term/Note Priority Collateral in accordance with the terms of the Term/Note Documents as if the Liens under the ABL Collateral Documents did not exist. The rights of each ABL Agent and the ABL Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d)    No First Priority Agent shall have any obligation whatsoever to any Second Priority Agent or any Second Priority Holder to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of each First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Holders.

(e)    No First Priority Agent shall have by reason of the Second Priority Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Holder and the Second Priority Agents and the Second Priority Holders hereby waive and release each First Priority Agent from all claims and liabilities arising pursuant to each First Priority Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the applicable portion of the Common Collateral.

(f)    Upon the Discharge of ABL Claims, each ABL Agent shall deliver to the Senior Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting ABL Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Senior Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each ABL Agent for loss or damage suffered by such ABL Agent as a result of such transfer except for loss or damage suffered by such ABL Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). No ABL Agent has any obligation to follow instructions from a Term/Note Agent in contravention of this Agreement.

(g)    Upon the Discharge of Term/Note Claims, each Term/Note Agent shall deliver to the Designated ABL Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting Term/Note Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Designated ABL Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Term/Note Agent for loss or damage suffered by such Term/Note Agent as a result of such transfer except for loss or damage suffered by such Term/Note Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). No Term/Note Agent has any obligation to follow instructions from an ABL Agent in contravention of this Agreement.

5.6    Access to Premises and Cooperation.

(a)    If an ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, each Term/Note Agent and the Term/Note Holders (i) shall cooperate with such ABL Agent (at the sole cost and expense of the Grantors and subject to the condition that the Term/Note Agents and the Term/Note Holders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to a Term/Note Agent or the Term/Note Holders) in its efforts to enforce its security interest in the ABL Priority Collateral and to allow such ABL Agent to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect such ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral and (iii) shall permit such ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Lenders and upon reasonable advance notice, to use the Term/Note Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) Intellectual Property, in each case only to the extent and for so long as required to effect an enforcement action with respect to the ABL Priority Collateral), for a period not to exceed 180 days after the taking of such enforcement action with respect to such ABL Priority Collateral, for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (B) selling any or all of the ABL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing and transporting any or all of the ABL Priority Collateral located in or on such Term/Note Priority Collateral, if any, (D) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, or (E) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Agents and the ABL Lenders in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term/Note Agents or the Term/Note Holders from selling, assigning or otherwise transferring any Term/Note Priority Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.6. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. In connection with the use of Intellectual Property constituting Term/Note Priority Collateral pursuant to clause (iii)(y) above in the first sentence of this clause (a), each Term/Note Agent (and any purchaser, assignee or transferee of assets as provided in the proviso to the first sentence of this clause (a)) (1) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to each ABL Agent of a non-exclusive worldwide royalty-free license to use any Intellectual Property or proprietary information of such Grantor that is subject to a Lien held by such Term/Note Agent (or any Intellectual Property or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (2) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to each ABL Agent a non-exclusive worldwide royalty-free license to use any Intellectual Property or proprietary information that is subject to a Lien held by such Term/Note Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case for the purposes set forth in clauses (A) through (E) of this paragraph.

(b)    During the period of actual use or control by an ABL Agent or its agents or representatives of any Term/Note Priority Collateral, such ABL Agent and the ABL Lenders shall (i) be responsible for the ordinary course third party expenses related thereto, and (ii) be obligated to repair at their expense any physical damage to such Term/Note Priority Collateral resulting from such use or control, and to leave such Term/Note Priority Collateral in substantially the same condition as it was at the commencement of such use or control, in each case ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall any ABL Agent or the ABL Lenders have any liability to the Term/Note Agents or the Term/Note Holders pursuant to this Section 5.6 as a result of the condition of any Term/Note Priority Collateral existing prior to the date of the exercise by such ABL Agent and the ABL Lenders of their rights under this Section 5.6, and the ABL Agents and the ABL Lenders shall have no duty or liability to maintain the Term/Note Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the applicable ABL Agents, or for any diminution in the value of the Term/Note Priority Collateral that results from (i) ordinary wear and tear resulting from the use of the Term/Note Priority Collateral by the ABL Agents in the manner and for the time periods specified under this Section 5.6 and (ii) the absence of the ABL Priority Collateral therefrom. Without limiting the rights granted in this paragraph, each ABL Agent and the ABL Lenders shall cooperate with the Term/Note Agents and the Term/Note Holders in connection with any efforts made by the Term/Note Agents and the Term/Note Holders to sell the Term/Note Priority Collateral.

(c)    If a Term/Note Agent takes any enforcement action with respect to the Term/Note Priority Collateral, each ABL Agent and the ABL Lenders (i) shall cooperate with such Term/Note Agent (at the sole cost and expense of the Grantors and subject to the condition that the ABL Agents and the ABL Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Agents or the ABL Lenders) in its efforts to enforce its security interest in the Term/Note Priority Collateral and assemble the Term/Note Priority Collateral and (ii) shall not take any action designed or intended to hinder or restrict in any respect such Term/Note Agent from enforcing its security interest in the Term/Note Priority Collateral or from assembling the Term/Note Priority Collateral.

(d)    Each Term/Note Agent agrees that if an ABL Agent shall require rights available under any permit or license controlled by such Term/Note Agent in order to realize on any ABL Priority Collateral, such Term/Note Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the applicable ABL Agent to make such rights available to such ABL Agent, subject to the Liens of the Term/Note Agents and the Term/Note Holders. Each ABL Agent agrees that if a Term/Note Agent shall require rights available under any permit or license controlled by such ABL

Agent in order to realize on any Term/Note Priority Collateral, such ABL Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the applicable Term/Note Agent to make such rights available to such Term/Note Agent, subject to the Liens of the ABL Agents and the ABL Lenders.

5.7    No Release If Event of Default; Reinstatement.

(a)    If, concurrently with (or after) the Discharge of ABL Claims has occurred, the Company incurs any ABL Claims in accordance with Section 9.3, then such Discharge of ABL Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Term/Note Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of ABL Claims), and the applicable agreement governing such ABL Claims shall automatically be treated as the ABL Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable ABL Agent of amendments, waivers and consents hereunder.

(b)    If, concurrently with (or after) the Discharge of Term/Note Claims has occurred, the Company incurs any Term/Note Claims in accordance with Section 9.3, then such Discharge of Term/Note Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by an ABL Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of Term/Note Claims), and the applicable agreement governing such Term/Note Claims shall automatically be treated as a Term/Note Financing Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable Term/Note Agent of amendments, waivers and consents hereunder.

5.8    Legends. Each party hereto agrees that each Financing Document, the Term/Note Collateral Agreement and the ABL Collateral Agreement shall contain the applicable provisions set forth on Schedule I hereto, or similar provisions approved by the ABL Agents and the Term/Note Agents, which approval shall not be unreasonably withheld or delayed.

SECTION 6.    Insolvency or Liquidation Proceedings.

6.1    Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law, then each Second Priority Agent, on behalf of itself and each Second Priority Holder, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing, the Liens on First Priority Collateral securing such DIP Financing (the “DIP Financing Liens”) or the use of cash collateral that constitutes First Priority Collateral, in each case unless any First Priority Agent or First Priority Holders shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and will not object on the basis of lack of adequate protection or seek any other relief in connection therewith and, to the extent the Liens securing the First Priority Claims under the First Priority Documents are subordinated or pari passu with such

DIP Financing Liens, will subordinate its Liens in the First Priority Collateral to such DIP Financing Liens on the same basis as the other Liens on First Priority Collateral securing the Second Priority Claims are so subordinated to Liens securing First Priority Claims under this Agreement; provided, (i) any Term/Note Agent and any Term/Note Holder may object to (A) any DIP Financing proposed to be secured by Liens on the Term/Note Priority Collateral ranking senior to or pari passu with the Liens on the Term/Note Priority Collateral securing the Term/Note Claims, and (B) any use of cash collateral constituting Term/Note Priority Collateral, (ii) any ABL Agent or ABL Lender may object to (A) any DIP Financing proposed to be secured by Liens on the ABL Priority Collateral ranking senior to or pari passu with the Liens on the ABL Priority Collateral securing the ABL Claims, and (B) any use of cash collateral constituting ABL Priority Collateral and (iii) the terms of such DIP Financing do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Claims made by any First Priority Agent or any holder of First Priority Claims with regard to First Priority Collateral, (c) any lawful exercise by any holder of First Priority Claims of the right to credit bid First Priority Claims at any sale in foreclosure of First Priority Collateral, (d) any other request for judicial relief made in any court by any holder of First Priority Claims relating to the lawful enforcement of any Lien on First Priority Collateral or (e) any order relating to a sale of First Priority Collateral for which any First Priority Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the ABL Agents or the Term/Note Agents in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

6.2    Relief from the Automatic Stay. Until the Discharge of ABL Claims has occurred, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agents. Until the Discharge of Term/Note Claims has occurred, each ABL Agent, on behalf of itself and each ABL Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term/Note Priority Collateral, without the prior written consent of the Senior Collateral Agent.

6.3    Adequate Protection.

(a)    Each Term/Note Agent, on behalf of itself and the applicable Term/Note Holders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i)    any request by any ABL Agent or the ABL Lenders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Term/Note Priority Collateral and subject to clause (c) below); or

(ii)    any objection by any ABL Agent or ABL Lender to any motion, relief, action or proceeding based on such ABL Agent or the other ABL Lender claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b)    Each ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i)    any request by any Term/Note Agent or Term/Note Holder for adequate protection with respect to the Term/Note Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral and subject to clause (c) below); or

(ii)    any objection by any Term/Note Agent or Term/Note Holder to any motion, relief, action or proceeding based on such Term/Note Agent or the applicable Term/Note Holders claiming a lack of adequate protection with respect to the Term/Note Priority Collateral.

(c)    Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i)    no Term/Note Agent or Term/Note Holder shall be entitled (and each Term/Note Agent and Term/Note Holder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A)    to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral, except as may be consented to in writing by each ABL Agent in its sole and absolute discretion; provided, however, subject to Section 6.1, the Term/Note Agents and the Term/Note Holders may seek and obtain adequate protection in the form of an additional or replacement Lien on the ABL Priority Collateral and/or any other assets of the Grantors, so long as (i) the ABL Agents and the ABL Lenders have been granted adequate protection in the form of a replacement Lien on such ABL Priority Collateral or such other assets and (ii) any such Lien on ABL Priority Collateral (and such other assets of the type constituting ABL Priority Collateral) is subordinated to the Liens of the ABL Agents in such ABL Priority Collateral (and such other assets) on the same basis as the other Liens of the Term/Note Agents on ABL Priority Collateral; and

(B)    to seek any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of ABL Priority Collateral (except as may be consented to by each ABL Agent in writing in its sole and absolute discretion);

(ii)    no ABL Agent or ABL Lender shall be entitled (and each ABL Agent and each ABL Lender shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A)    to seek or otherwise be granted any type of adequate protection in respect of Term/Note Priority Collateral, except as may be consented to in writing by the Senior Collateral Agent in its sole and absolute discretion; provided, however, subject to Section 6.1, the ABL Agents and ABL Lenders may seek and obtain adequate protection in the form of an additional or replacement Lien on Term/Note Priority Collateral and/or any other assets of the Grantors (excluding assets that are subject to an ABL Excluded Lien) so long as (i) the Term/Note Agents and Term/Note Holders have been granted adequate protection in the form of a replacement Lien on such Term/Note Priority Collateral or such other assets and (ii) any such Lien on Term/Note Priority Collateral (and such other assets of the type constituting Term/Note Priority Collateral) is subordinated to the Liens of the Term/Note Agents in such Term/Note Priority Collateral (and such other assets) on the same basis as the other Liens of the ABL Agents on Term/Note Priority Collateral; and

(B)    to seek any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of Term/Note Priority Collateral (except as may be consented to in writing by the Senior Collateral Agent in its sole and absolute discretion).

(d)    Nothing herein shall limit the rights of the Term/Note Agents and the Term/Note Holders from seeking adequate protection with respect to their rights in the Term/Note Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement. Nothing herein shall limit the rights of the ABL Agents or the ABL Lenders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of Term/Note Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4    Post-Petition Interest.

(a)    Neither the Term/Note Agents nor any Term/Note Holder shall oppose or seek to challenge any claim by any ABL Agent or any ABL Lender for allowance in any Insolvency or Liquidation Proceeding of ABL Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of any ABL Agent on behalf of the ABL Lenders on (x) the ABL Priority Collateral, without regard to the existence of the Lien of the Term/Note Agents on behalf of the Term/Note Holders on the ABL Priority Collateral and (y) the Term/Note Priority Collateral, after taking into account the Lien of the Term/Note Agents on behalf of the Term/Note Holders on the Term/Note Priority Collateral.

(b)    Neither the ABL Agents nor any ABL Lender shall oppose or seek to challenge any claim by any Term/Note Agent or any Term/Note Holder for allowance in any Insolvency or Liquidation Proceeding of Term/Note Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of any Term/Note Agent on behalf of any Term/Note Holders on (x) the Term/Note Priority Collateral, without regard to the existence of the

Lien of the ABL Agents on behalf of the ABL Lenders on the Term/Note Priority Collateral and (y) the ABL Priority Collateral, after taking into account the Lien of the ABL Agents on behalf of the ABL Lenders on the ABL Priority Collateral.

6.5    Avoidance Issues.

(a)    If any ABL Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (an “ABL Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the ABL Claims shall be deemed to be reinstated to the extent of such ABL Recovery and to be outstanding as if such payment had not occurred and the ABL Lenders shall be entitled to a Discharge of ABL Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(b)    If any Term/Note Holder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Term/Note Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Term/Note Claims shall be deemed to be reinstated to the extent of such Term/Note Recovery and to be outstanding as if such payment had not occurred and the Term/Note Holders shall be entitled to a Discharge of Term/Note Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Term/Note Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.6    Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.7    Waivers. Until the Discharge of ABL Claims has occurred, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Claims for costs or expenses of preserving or disposing of any ABL Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any ABL Lender of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to any ABL Priority Collateral. Until the Discharge of Term/Note Claims has

occurred, each ABL Agent, on behalf of itself and each applicable ABL Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens on Term/Note Priority Collateral securing the Term/Note Claims for costs or expenses of preserving or disposing of any Term/Note Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by the Senior Collateral Agent of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to any Term/Note Priority Collateral.

6.8    Separate Grants of Liens. Each Term/Note Holder and each ABL Lender acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term/Note Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term/Note Claims are fundamentally different from the ABL Claims and must be separately classified in any plan of reorganization (or other plan of similar effect under any Bankruptcy Laws) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lenders and the Term/Note Holders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Lenders and the Term/Note Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Claims, on the one hand, and the Term/Note Claims, on the other hand, against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term/Note Priority Collateral is sufficient, the ABL Lenders or the Term/Note Holders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Common Collateral in which each of the ABL Lenders and the Term/Note Holders, respectively, have a First Priority Claim, before any distribution is made in respect of the claims held by the other Holders from such Common Collateral, with the other Holders hereby acknowledging and agreeing to turn over to the respective other Holders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9    Plan of Reorganization.

(a)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the Common Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Claims and on account of Term/Note Claims, then, to the extent the debt obligations distributed on account of the ABL Claims and on account of the Term/Note Claims are secured by Liens upon the same Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    Each of the ABL Lenders and the Term/Note Holders may vote on any plan of reorganization or similar dispositive restructuring plan with respect to the ABL Claims and the Term/Note Claims (as applicable); provided that none of the ABL Lenders or the Term/Note Holders shall propose, vote to accept, or otherwise support a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, or any other document, agreement or proposal similar to the foregoing that is inconsistent with or in contravention of the terms of this Agreement (including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or in part, the provisions of Section 2, Section 4 (including Proceeds waterfall priorities) or Section 6.

SECTION 7.     Purchase Options

7.1    Notice of Exercise. (a) Upon the earliest of (A) the occurrence and during the continuance of an “Event of Default” under Section 11.01 or Section 11.05 of the ABL Credit Agreement or the corresponding provisions of any other ABL Credit Agreement, or an “Event of Default” thereunder caused by the commencement of an Insolvency or Liquidation Proceeding or any similar proceeding, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies, (B) the date of the acceleration of the final maturity of the loans under the ABL Credit Agreement and (C) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the ABL Credit Agreement, all or a portion of the Term/Note Holders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Agents to purchase all, but not less than all, of the Obligations (as defined in the ABL Credit Agreement) from the ABL Lenders. Such notice from such Term/Note Holders to the ABL Agents shall be irrevocable.

(b)    Upon the earliest of (i) the occurrence and during the continuance of an “Event of Default” caused by the failure to make a payment when due or the commencement of an Insolvency or Liquidation Proceeding or any similar proceeding, under any of the Term/Note Financing Documents, as applicable, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite Term/Note Holders have not agreed to forbear from the exercise of remedies, (ii) the date of the acceleration of the final maturity of the obligations under the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement, the Existing Term Loan Credit Agreement or the Indenture, as applicable, and (iii) the failure to pay all outstanding obligations in full in cash on the final maturity date of the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement, the Existing Term Loan Credit Agreement or the Indenture, all or a portion of the ABL Lenders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the Term/Note Agents (which notice the applicable Term/Note Agents shall promptly forward to each Holder of Term/Note Claims) to purchase all, but not less than all, of the Obligations (as defined in the Term/Note Financing Documents) from the Term/Note Holders. Such notice from such ABL Lenders to the Term/Note Agents shall be irrevocable.

7.2    Purchase and Sale. (a) On the date specified by the relevant Term/Note Holders in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Agents of the notice of the relevant Term/Note Holders’ election to exercise such option), the ABL Lenders shall sell to the relevant Term/Note Holders, and the relevant Term/Note Holders shall purchase from the ABL Lenders, the Obligations (as defined in the ABL Credit Agreement), provided that the ABL Agents and the ABL Lenders shall retain all rights to be indemnified or held harmless by the ABL Loan Parties in accordance with the terms of the ABL Loan Documents but shall not retain any rights to the security therefor.

(b)    On the date specified by the relevant ABL Lenders in the notice contemplated by Section 7.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the Term/Note Agents of the notice of the relevant ABL Lenders’ election to exercise such option), the Term/Note Holders shall sell to the relevant ABL Lenders, and the relevant ABL Lenders shall purchase from the Term/Note Holders, the Obligations (as defined in the Term/Note Financing Documents), provided that the Term/Note Agents and the Term/Note Holders shall retain all rights to be indemnified or held harmless by the Term/Note Parties in accordance with the terms of the Term/Note Documents but shall not retain any rights to the security therefor.

7.3    Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term/Note Holders or the relevant ABL Lenders, as applicable, shall (a) pay to the applicable ABL Agent for the benefit of the ABL Lenders (with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement)) or to the applicable Term/Note Holders or the applicable Term/Note Agent for the benefit of the applicable Term/Note Holder (with respect to a purchase of the Obligations (as defined in the Term/Note Financing Documents)) as the purchase price therefor the full amount of all the Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents), as applicable, then outstanding and unpaid (including 100% of the principal amount thereof and all accrued and unpaid, interest, fees and premium (if any) thereon, as well as all expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement), furnish cash collateral to the applicable ABL Agent in a manner and in such amounts as such ABL Agent determines is reasonably necessary to secure the ABL Agents, the ABL Lenders, letter of credit issuing banks and applicable Affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Loan Documents, (c) with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement), agree to reimburse the applicable ABL Agents, the ABL Lenders and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Obligations (as defined in the ABL Credit Agreement), and/or as to which such ABL Agent has not yet received final payment, (d) with respect to a purchase of the Obligations (as defined in the Term/Note Financing Documents), furnish cash collateral to the applicable Term/Note Agent in a manner and in such amounts as such Term/Note Agent determines is reasonably necessary to secure such Term/Note Agent, the Term/Note Holders and applicable Affiliates in connection with any hedging obligations and cash management obligations secured by the Term/Note Documents and (e) agree to reimburse the ABL Lenders or the Term/Note Holders, as applicable, and with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement), letter of credit issuing banks, in respect of indemnification obligations of the ABL Loan Parties or the Term/Note Parties, as applicable, as to matters or circumstances known to the applicable ABL Agent, or the applicable Term/Note Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Lenders, the Term/Note Holders or letter of credit issuing banks, as applicable. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the applicable ABL Agent, Term/Note Agent or DTC and/or the applicable Term/Note Holders, as applicable, may designate in writing for such purpose.

7.4    Limitation on Representations and Warranties. Any purchase under this Section 7 shall be expressly made without representation or warranty of any kind by any selling party (or the applicable ABL Agent or the applicable Term/Note Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents), as applicable, being purchased from it, (b) that such ABL Lender or Term/Note Holder, as applicable, owns the Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents), as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Lender or Term/Note Holder, as applicable, has the right to assign such Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents) as applicable, and the assignment is duly authorized.

7.5    Grantor Consent. In connection with any assignments under, and as contemplated by, this Section 7, each Grantor hereby consents and agrees thereto and agrees that no further consents of any such Grantor shall be required pursuant to the terms of any Financing Document.

SECTION 8.    Reliance; Waivers; etc.

8.1    Reliance. The consent by the First Priority Holders to the execution and delivery of the Second Priority Documents to which the First Priority Holders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Holders to New Pyxus Topco or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Holder, acknowledges that it and the applicable Second Priority Holders are not entitled to rely on any credit decision or other decisions made by any First Priority Agent or any First Priority Holder in taking or not taking any action under the applicable Second Priority Document or this Agreement.

8.2    No Warranties or Liability. Except as set forth in Section 9.14, no First Priority Agent or First Priority Holder shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Holders will be entitled to administer their respective loans and extensions of credit under the First Priority Documents in accordance with law and as they may otherwise, in their sole determination, deem appropriate, and the First Priority Holders may administer their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Holders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. No First Priority Agent or First Priority Holder shall have any duty to any Second Priority Agent or any Second Priority Holder to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with New Pyxus Topco or any Subsidiary (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Term/Note Agent or an ABL Agent, as applicable, on the grounds that any sale, transfer or other disposition by such Term/Note Agent or ABL Agent (as applicable) was not commercially reasonable to the extent required by the Uniform Commercial Code. Except as expressly set forth in this Agreement, the First Priority Agents, the First Priority Holders, the Second Priority Agents and the Second Priority Holders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Claims, the Second Priority Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

8.3    Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agents and the First Priority Holders, and the Second Priority Agents and the Second Priority Holders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Loan Document, of the terms of any Term/Note Financing Document or any other Term/Note Document;

(c)    any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims, the Second Priority Claims, any First Priority Agent or any First Priority Holders, or of any Second Priority Agent or any Second Priority Holders in respect of this Agreement.

SECTION 9.    Miscellaneous.

9.1    Conflicts. Subject to Section 9.18, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term/Note Document, the provisions of this Agreement shall govern and control. Solely as among the Term/Note Holders, in the event of any conflict between this Agreement and the Intercreditor and Collateral Agency Agreement with respect to the Term/Note Priority Collateral, the Intercreditor and Collateral Agency Agreement shall govern and control.

9.2    Term of this Agreement; Severability. (a) This is a continuing agreement of lien subordination and the First Priority Holders may continue, at any time and without notice to any Second Priority Agent or any Second Priority Holder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)    This Agreement shall terminate and be of no further force and effect:

(i)    with respect to the ABL Agents, the ABL Lenders and the ABL Claims, upon the Discharge of ABL Claims, subject to the rights of the ABL Lenders under Section 6.5; and

(ii)    with respect to the Term/Note Agents, the Term/Note Holders and the Term/Note Claims, upon the Discharge of Term/Note Claims, subject to the rights of the Term/Note Holders under Section 6.5.

9.3    Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agents or the Term/Note Agents shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

(b)    Subject to compliance with Section 9.3(d) below, upon any Refinancing in full of the ABL Credit Agreement or any Term/Note Financing Document then in effect, the Grantors will be permitted to designate the agreement which Refinances such ABL Credit Agreement or such Term/Note Financing Document as the replacement ABL Credit Agreement or a replacement Term/Note Financing Document in which case such designated agreement shall thereafter constitute the ABL Credit Agreement or a Term/Note Financing Document, as the case may be, for purposes hereof; provided that each predecessor ABL Credit Agreement and Term/Note Financing Document shall continue to be bound by (and entitled to the benefits of) the provisions hereof (including, without limitation, Section 6.5 hereof) as applied to such agreements, the related agreements and all obligations thereunder prior to the Refinancing thereof.

(c)    Subject to compliance with the following clauses (d) through (g), notwithstanding anything in this Section 9.3 to the contrary, this Agreement may be amended from time to time at the request of the Company in accordance with clauses (d) through (g) below, at the Company’s expense, and without the consent of any ABL Agent or Term/Note Agent to (i) add other parties holding Future Secured Term/Note Indebtedness or Future ABL Indebtedness to the extent such Indebtedness (and the Liens thereon) are not prohibited by the Financing Documents then extant, (ii) in the case of Future Secured Term/Note Indebtedness, (1) establish that the Lien on the ABL Priority Collateral securing such Future Secured Term/Note Indebtedness shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims, and (2) provide to the holders of such Future Secured Term/Note Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agents) as are provided to the holders of Term/Note Claims under this Agreement (provided, that any Future Secured Term/Note Indebtedness may be secured by the ABL Priority Collateral on a junior, senior or pari passu basis to or with the other Term/Note Claims pursuant to the provisions of the Intercreditor and Collateral Agency Agreement), and (iii) in the case of Future ABL Indebtedness, (1) establish that the Lien on the Term/Note Priority Collateral securing such Future ABL Indebtedness shall be junior and subordinate in all respects to all Liens on the Term/Note Priority Collateral securing any Term/Note Claims, and (2) provide to the holders of such Future ABL Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Term/Note Agents) as are provided to the holders of ABL Claims under this Agreement.

(d)    Upon the execution and delivery of any ABL Credit Agreement or Term/Note Financing Document (as contemplated by preceding clause (b)) with respect to any Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as contemplated by preceding clause (c)):

(i)    the Company shall deliver to each ABL Agent and each Term/Note Agent an officer’s certificate stating that the applicable Grantors (x) in the case of preceding clause (b), intend to enter or have entered into a Refinancing in full of the applicable Financing Documents, as the case may be, that such agreement shall thereafter (upon such Refinancing in full) constitute the applicable Financing Document hereunder and certifying that the issuance or incurrence of such Refinancing is permitted by the Financing Documents (exclusive of any such agreement which is then being Refinanced in full), or (y) in the case of preceding clause (c), intend to enter or have entered into a Financing Document with respect to such Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as applicable), and certifying that the issuance or incurrence of such Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as applicable) and the Liens securing such Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as applicable) are permitted by the Financing Documents (exclusive of any such agreement which is then being Refinanced in full). Any ABL Agent or Term/Note Agent shall be entitled to rely conclusively on the determination of the Company that such issuance and/or incurrence does not violate the provisions of the ABL Loan Documents, the Term/Note Documents or any other Financing Document; provided, however, that such determination will not affect whether or not each applicable Grantor has complied with its undertakings in the ABL Loan Documents, the Term/Note Documents or the other Financing Documents; and

(ii)    (x) in the case of preceding clause (b), the Company shall provide written notice to each then existing ABL Agent and Term/Note Agent of the new Financing Document, together with copies thereof, and identifying the new ABL Agent or Term/Note Agent (as applicable) thereunder (such new collateral agent, the “New ABL Agent” or “New Term/Note Agent,” as the case may be), and providing its notice information for purposes hereof, and the New ABL Agent or New Term/Note Agent, as the case may be, shall execute and deliver an Intercreditor Agreement Joinder, (y) in the case of an amendment to this Agreement with respect to Future Secured Term/Note Indebtedness as contemplated by preceding clause (c), the Term/Note Agent for such Future Secured Term/Note Indebtedness shall execute and deliver to each ABL Agent and each other Term/Note Agent (1) an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to Term/Note Holders and (2) a joinder to the Intercreditor and Collateral Agency Agreement, to the extent required under the terms of the Term/Note Documents or as may be required by the other Term/Note Agents or (z) in the case of an amendment to this Agreement with respect to Future ABL Indebtedness as contemplated by preceding clause (c), the ABL Agent for such Future ABL Indebtedness shall execute and deliver to each Term/Note Agent and each other ABL Agent (1) an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to ABL Lenders and (2) such intercreditor agreements as are required under the terms of the ABL Loan Documents, as well as such other intercreditor agreements as may be required by the other ABL Agents (if any).

(e)    In each case above, each Term/Note Agent and each ABL Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the Company, any other Term/Note Agent or ABL Agent (but no other Holder) may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(f)    In the case of a designation of a new Financing Document with respect to Future Secured Term/Note Indebtedness pursuant to preceding clause (b) or (c), each ABL Agent and any other Term/Note Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Term/Note Agent shall reasonably request in order to provide to the New Term/Note Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and the Intercreditor and Collateral Agency Agreement and (ii) in the case of clause (b) only, deliver to the New Term/Note Agent any Pledged Collateral (to the extent constituting Term/Note Priority Collateral) held by such ABL Agent or (subject to the terms of the Intercreditor and Collateral Agency Agreement) such other Term/Note Agent, together with any necessary endorsements (or otherwise allow the New Term/Note Agent to obtain control of such Pledged Collateral). The New Term/Note Agent shall agree to be bound by the terms of this Agreement. If the new Term/Note Claims under the new Term/Note Documents are secured by assets of any Grantors of the type constituting Term/Note Priority Collateral that do not also secure the ABL Claims (other than ABL Excluded Liens), then the ABL Claims shall be secured at such time by a Lien on such assets to the extent required by the ABL Collateral Documents with respect to the other Term/Note Priority Collateral. If the new Term/Note Claims under the new Term/Note Documents are secured by assets of any Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Claims (other than ABL Excluded Liens), then the ABL Claims shall be secured at such time by a Lien on such assets to the extent required by the ABL Collateral Documents with respect to the other ABL Priority Collateral.

(g)    In the case of a designation of a new ABL Credit Agreement or other Financing Document with respect to Future ABL Indebtedness pursuant to preceding clause (b) or (c), each Term/Note Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company and/or any Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) in the case of clause (b) only, deliver to the New ABL Agent any Pledged Collateral (to the extent constituting ABL Priority Collateral) held by such Term/Note Agent, together with any necessary endorsements (or otherwise allow the New ABL Agent to obtain control of such Pledged Collateral). The New ABL Agent shall agree to be bound by the terms of this Agreement. If the new ABL Claims under the new ABL Loan Documents are secured by assets of any Grantors of the type constituting ABL Priority Collateral that do not also secure the Term/Note Claims, then each of the Term/Note Claims shall be secured at such time by a Lien on such assets to the extent required by the Term/Note Collateral Documents with respect to the other ABL Priority Collateral. If the new ABL Claims under the new ABL Loan Documents are secured by assets of any Grantors of the type constituting Term/Note Priority Collateral that do not also secure each of the Term/Note Claims, then each of the Term/Note Claims shall be secured at such time by a Lien on such assets to the extent required by the Term/Note Collateral Documents with respect to the other Term/Note Priority Collateral. Without limiting the foregoing, any change to any provision of this Section 9.3 shall require the consent of the Company, which is an intended third party beneficiary of the provisions of this Section 9.3.

9.4    Information Concerning Financial Condition of New Pyxus Topco and the Subsidiaries. No ABL Agent nor any ABL Lender shall have any obligation to any Term/Note Agent or any Term/Note Holder to keep any Term/Note Agent or any Term/Note Holder informed of, and each Term/Note Agent and the Term/Note Holders shall not be entitled to rely on, any ABL Agent or the ABL Lenders with respect to, (a) the financial condition of New Pyxus Topco and the Subsidiaries and all endorsers and/or guarantors of the ABL Claims or the Term/Note Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term/Note Claims. No Term/Note Agent or any Term/Note Holder shall have any obligation to any ABL Agent or any ABL Lender to keep any ABL Agent or any ABL Lender informed of, and each ABL Agent and the ABL Lenders shall not be entitled to rely on, any Term/Note Agent or any Term/Note Holder with respect to, (a) the financial condition of New Pyxus Topco and the Subsidiaries and all endorsers and/or guarantors of the ABL Claims or the Term/Note Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term/Note Claims. The ABL Agents, the ABL Lenders, the Term/Note Agents and the Term/Note Holders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any ABL Agent, any ABL Lender, any Term/Note Agent or any Term/Note Holder, in its or their sole determination, undertakes at any time or from time to time to provide any such information to any other party (and the Company acknowledges that any such party may do so provided that such information shall otherwise be subject to the respective confidentiality provisions of the ABL Credit Agreement, the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement, the Existing Term Loan Credit Agreement, the Indenture and each other Term/Note Document, as applicable), it or they shall be under no obligation (w) to make, and the ABL Agents, the ABL Lenders, the Term/Note Agents and the Term/Note Holders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Grantors agree that any information provided to the ABL Agents, the Term/Note Agents, any other ABL Lender or any other Term/Note Holder may be shared by such person with any of the other Holders notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the Financing Documents, as applicable.

9.5    Subrogation. Each Term/Note Agent, for and on behalf of itself and the applicable Term/Note Holders, agrees that no payment to any ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle such Term/Note Agent or any Term/Note Holder to exercise any rights of subrogation in respect thereof until the Discharge of ABL Claims shall have occurred. Following the Discharge of ABL Claims, each ABL Agent agrees to execute such documents, agreements, and instruments as any Term/Note Agent or any Term/Note Holder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Claims resulting from payments to the applicable ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. Each ABL Agent, for and on behalf of itself and the applicable ABL Lenders, agrees that no payment to any Term/Note Agent or any Term/Note Holder pursuant to the provisions of this Agreement shall entitle such ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term/Note Claims shall have occurred. Following the Discharge of Term/Note Claims, each Term/Note Agent agrees to execute such documents, agreements, and instruments as any ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term/Note Claims resulting from payments to the applicable Term/Note Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term/Note Agent are paid by such Person upon request for payment thereof.

9.6    Application of Payments.

(a)    Except as otherwise provided herein, all payments received by the ABL Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Claims as the ABL Lenders, in their sole determination, deem appropriate, consistent with the terms of the ABL Loan Documents. Except as otherwise provided herein, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, assents to any such extension or postponement of the time of payment of the ABL Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the ABL Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

(b)    Except as otherwise provided herein, all payments received by the Term/Note Holders may be applied, reversed and reapplied, in whole or in part, to such part of the Term/Note Claims as the Term/Note Holders, in their sole determination, deem appropriate, consistent with the terms of the Term/Note Documents and the Intercreditor and Collateral Agency Agreement. Except as otherwise provided herein, each ABL Agent, on behalf of itself and each applicable ABL Lender, assents to any such extension or postponement of the time of payment of the Term/Note Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Term/Note Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7    Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

9.8    Notices. All notices to the ABL Lenders and the Term/Note Holders permitted or required under this Agreement may be sent to the applicable ABL Agent or the applicable Term/Note Agent as provided in the applicable Financing Documents. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth on Schedule 9.8 hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto. Each First Priority Agent hereby agrees to promptly notify each Second Priority Agent upon payment in full in cash of all Indebtedness under the applicable First Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

9.9    Further Assurances. Each ABL Agent, on behalf of itself and each applicable ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that each of them shall take such further action and shall execute and deliver to each ABL Agent, the ABL Lenders, each Term/Note Agent and the Term/Note Holders such additional documents and instruments (in recordable form, if requested) as each ABL Agent, the ABL Lenders, each Term/Note Agent or the Term/Note Holders may reasonably request, at the expense of the Company, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.10    Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

9.11    Specific Performance. Each First Priority Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Holder, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Priority Agent.

9.12    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.13    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the Electronics and Records Act, the New York State Electronic Signatures and Records Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

9.14    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.15    No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of ABL Claims and Term/Note Claims. No other Person shall have or be entitled to assert rights or benefits hereunder; provided that the Company is an intended third party beneficiary of Section 9.3. Without limiting the generality of the foregoing, any person to whom a Holder assigns or otherwise transfers all or any portion of the ABL Claims or the Term/Note Claims, as applicable, in accordance with the applicable ABL Loan Documents or Term/Note Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Holders, without any further consent or action of the other Holders.

9.16    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

9.17    ABL Agents and Term/Note Agents. It is understood and agreed that (i) PNC is entering into this Agreement in its capacities as administrative agent and collateral agent and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the administrative agent and the collateral agent under the ABL Credit Agreement and the other ABL Loan Documents shall also apply to PNC as an ABL Agent hereunder, (ii) Alter Domus is entering into this Agreement in its capacities as administrative agent and collateral agent and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the administrative agent and the collateral agent under the applicable Term/Note Financing Documents and other Term/Note Documents shall also apply to Alter Domus as a Term/Note Agent hereunder and (iii) Wilmington Trust is entering into this Agreement in its capacity as trustee and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the trustee under the Indenture and the other applicable Term/Note Documents shall also apply to Wilmington Trust as a Term/Note Agent hereunder. Subject to Section 9.18 below, in exercising its rights and remedies or making any determination hereunder with respect to Term/Note Claims, the Senior Collateral Agent shall, with respect to such Term/Note Claims, act (or refrain from acting) solely at the direction of the Controlling Holders under and as defined in the Intercreditor and Collateral Agency Agreement, and shall have no liability to any Term/Note Holder for doing so; provided that nothing in the Intercreditor and Agency Agreement shall modify, alter or release any obligations of Senior Collateral Agent or any Term/Note Holder hereunder.

9.18    Relationship with Other Intercreditor Agreements.

(a)    The purpose of this Agreement is to define the relative rights and priorities between the ABL Lenders as one class and the Term/Note Holders as another class.

(b)    Solely as among the Term/Note Holders, the Intercreditor and Collateral Agency Agreement shall define the relative rights and priorities of such Term/Note Holders (as amongst each other) with respect to the Common Collateral. As among the Term/Note Holders, nothing herein (including, without limitation, Section 6.8) is intended to alter their relative rights and obligations, which shall continue to be governed by the Intercreditor and Collateral Agency Agreement, or to require that such rights and obligations be treated as a single class in any Insolvency or Liquidation Proceeding.

9.19    Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Financing Document or any other ABL Loan Document or Term/Note Document or permit New Pyxus Topco or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Financing Document, (b) change the relative priorities of the ABL Claims or the Liens granted under the ABL Loan Documents on the Common Collateral (or any other assets) as among the ABL Lenders, change the relative priorities of the Term/Note Claims or the Liens granted under the Term/Note Documents on the Common Collateral (or any other assets) as among the Term/Note Holders, (c) otherwise change the relative rights of the ABL Lenders in respect of the Common Collateral as among such ABL Lenders, the relative rights of the Term/Note Holders in respect of the Common Collateral as among such Term/Note Holders in respect of the Common Collateral or (d) obligate New Pyxus Topco or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Financing Document. None of New Pyxus Topco or any Subsidiary shall have any rights hereunder except as expressly set forth herein (including as set forth in Section 9.3).

9.20    Supplements. Upon the execution by any Subsidiary of New Pyxus Topco of an Intercreditor Agreement Joinder, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALTER DOMUS (US) LLC, as the Senior Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ALTER DOMUS (US) LLC, as the Pyxus Term Loan Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ALTER DOMUS (US) LLC, as the Intabex Term Loan Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ABL/Term Loan/Notes Intercreditor Agreement

ALTER DOMUS (US) LLC, as the Existing Term Loan Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Senior Notes Trustee

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as the Initial ABL Agent

By:
Name:
Title:

By:
Name:
Title:

ABL/Term Loan/Notes Intercreditor Agreement

Acknowledged:

[NEW PYXUS TOPCO/PYXUS PARENT/COMPANY/OTHER GRANTORS]

By:
Name:
Title:

ABL/Term Loan/Notes Intercreditor Agreement